                                  Project TULIP

                               Presentation to the

                           Board of Directors of TULIP

                          William Blair & Company /R/

                                  July 16, 2001


   Investment Banking * Equity Research * Institutional & Private Brokerage *
                       Asset Management * Private Capital

  William Blair & Company, L.L.C. 222 West Adams Street Chicago Illinois 60606
                       312.236.1600 www.williamblair.com

       CHICAGO HARTFORD LONDON NEW YORK SAN FRANCISCO TOKYO VADUZ ZURICH

--------------------------------------------------------------------------------
                             IMPORTANT INFORMATION
================================================================================
       Confidential Material Presented to the Board of Directors of TULIP

The following pages contain material that was provided to the Board of Directors of TULIP (the "Company") in the context of a meeting held to consider the proposed acquisition of the Company by GARDEN. The accompanying material was compiled or prepared on a confidential basis for use by the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections for the Company contained herein have been prepared by senior management or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair & Company, L.L.C. ("Blair") nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board of Directors of the Company. Neither the Company nor Blair undertakes any obligations to update or otherwise revise the accompanying materials.

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
================================================================================

I.   Executive Summary

II.  TULIP Situation Overview

III. Summary of Alternatives and Considerations

IV.  Valuation Summary

Appendices

     A.   B2C eCommerce Comparable Merger Transactions

     B.   B2C eCommerce Comparable Public Company Data

     C.   Discounted Cash Flow Analysis

     D.   Take Private Comparable Merger Transactions

     E.   Merger Transaction Data Since January 1, 2001

     F.   Traditional Grocer Data

     G.   Estimated Value of NOL's

                                                               EXECUTIVE SUMMARY
================================================================================



William Blair & Company
-----------------------

--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY
                                PROCESS OVERVIEW
================================================================================

 .    William Blair & Company's ("Blair") role today is to render its opinion with respect to the fairness, from a financial point of view, to the holders of TULIP (the "Company") common stock, of the $2.15 per share cash consideration to be received in the proposed sale to GARDEN.

 .    The Special Committee of the Board of Directors of TULIP was formed on
     March 29, 2001 in order to evaluate various alternatives to enable TULIP to achieve its strategic plan while protecting the rights of its minority shareholders.

 .    The Special Committee engaged legal advisor Morris, Nichols, Arsht &
     Tunnell and financial advisors William Blair & Company to aid in its evaluation of various alternatives.

 .    The Special Committee and its advisors met several times to analyze a rights offering proposed by GARDEN to fund TULIP through year-end 2001 and to consider other possible alternatives for TULIP.

 .    As a result of the significant dilution that the minority shareholders would suffer from a rights offering at a low stock price, the Special Committee determined that certain concessions would be required to be made by GARDEN in order for a rights offering to be acceptable to all shareholders and attractive to outside investors.

--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY
                                PROCESS OVERVIEW
================================================================================

 .    After several rounds of negotiation, it became clear that while GARDEN was willing to make meaningful concessions on certain points, several of the Special Committee's requests were unacceptable to GARDEN, including fully funding TULIP's plan, waiving anti-dilution rights on its warrants and committing to a stronger extension to their standstill agreement.

 .    The Special Committee determined that without these concessions the subsequent funding required to enable TULIP to achieve its plan and reach profitability would potentially result in significant dilution to minority shareholders and minority shareholders would have no protection from a short form merger.

 .    The Special Committee determined that the minority shareholders would be best served if GARDEN acquired the minority shares at a fair price now, rather than risk the substantial dilution the minority stockholders might face in the subsequent financing which would be required under TULIP's plan.

 .    In initial discussions between the Special Committee and GARDEN, GARDEN indicated that if it were to make a proposal, the proposal would not exceed $1.50 per share. The Special Committee held several discussions with GARDEN and ultimately received a final offer of $2.15 per share, a 72.0% premium to its stock price of $1.25 on July 11, 2001.

--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY
                          PROPOSED TRANSACTION SUMMARY
================================================================================

 .    $2.15 per common share

 .    Cash tender for non-GARDEN shares, followed by merger

 .    If GARDEN owns 90% of TULIP following tender, second step merger will be
     "short-form" without TULIP shareholder meeting

 .    If GARDEN owns less than 90% following tender, TULIP must hold shareholder meeting

 .    Timing - assuming no SEC delay, approximately 60 days if short-form, approximately 100 days if shareholder meeting is required

 .    Dissenting shareholders have appraisal rights

--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY
                                VALUATION SUMMARY
================================================================================

                                              Preferred Equity           Preferred Equity Not
                                              As Converted(1)                Converted(2)
                                              ----------------           --------------------
Purchase Price per Share                            $2.15                       $2.15
Diluted Shares Outstanding(3)                      37,945                      18,575
                                              ----------------           --------------------
Common Equity                                     $81,581                     $39,936
Preferred Equity                                    5,985                      78,622
                                              ----------------           --------------------
Equity Value                                       87,566                     118,558
Net Debt (4)                                       23,343                      23,343
                                              ----------------           --------------------
Enterprise Value                                 $110,909                    $141,901
                                              ================           ====================

                                                               Equity Value Multiples
                                                               ----------------------
       LTM Sales as of 3/31/01                $93,007                   0.9x               1.3x
LTM Gross Profit as of 3/31/01                $23,614                   3.7x               5.0x
          2001 Estimated Sales               $112,400                   0.8x               1.1x
   2001 Estimated Gross Profit                $38,541                   2.3x               3.1x
                                                              Enterprise Value Multiples
                                                              --------------------------
       LTM Sales as of 3/31/01                $93,007                   1.2x               1.5x


                                              Stock Price Premium
                                              -------------------
TULIP Share Price:

       Current (07/11/01)               $1.25                72.0%
             7 Days Prior               $0.95               126.3%
            30 Days Prior               $1.20                79.2%
            90 Days Prior               $0.95               126.3%

             52 Week High               $3.50               -38.6%
              52 Week Low               $0.69               212.7%




(1) Assumes convertible preferred is converted into 19,369,873 shares of common at its $3.75 common price. $5,985,000 preferred equity represents accumulated but unpaid compounded preferred dividends as of June 30, 2001 per the Company's estimates and are assumed to be paid out rather than converted to common
(2) Assumes convertible preferred equity is not converted and includes its liquidation preference of $72,637,024, and accumulated unpaid compounded preferred dividends of $5,985,000
(3) Based on 1,251,216 options outstanding as of July 13, 2001 with a weighted average exercise price of $1.2552 and 18,054,262 shares outstanding as of July 13, 2001 per Company
(4) Includes $5,831,000 of capitalized leases, $24,000,000 outstanding under GARDEN credit line, less $6,488,000 cash balance as of June 30, 2001 per Company's estimates

                                                        TULIP SITUATION OVERVIEW
================================================================================

       [GRAPHIC]

William Blair & Company
-----------------------

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                                     SUMMARY
================================================================================

 .    TULIP management has revised its strategic plan to focus on profitability in existing markets and improving operations through GARDEN partnership - "Bricks and Clicks" strategy

 .    Management estimates that $115 million of new capital is required to achieve its plan of operating profitability by Q4 2003; $50 million is required to fund operations through year-end 2001

 .    79% of TULIP's minority shares in the public float (excluding shares held by management and GARDEN) are held by retail/individual investors

 .    TULIP lacks following in the investment community

     .    Minimal Wall Street research support

     .    Minimal interest from institutional investors

 .    TULIP's trading volume has declined substantially averaging 30,021 shares per day in Q2 2001 versus 280,997 shares per day in 2000

 .    Stock price has ranged from $0.69 to $1.97 since December 2000 and is currently $1.25 (7/11/01)

 .    The Company received a letter from the NASDAQ regarding a potential delisting due to non-compliance with NASDAQ minimum net tangible asset or equity requirements

     . NASDAQ has granted an extension provided that TULIP receives new funding by August 31, 2001

     . Minimum bid price of less than $1.00 per share is still a potential delisting issue

     . Even with $60 million of new capital GARDEN is willing to invest, TULIP will be in violation of both the minimum net tangible asset and equity requirements again in Q2 2002

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                           OVERVIEW OF TULIP STRATEGY
================================================================================


 .    TULIP has exited certain less strategic markets (Columbus, Houston, Austin,
     Dallas, and San Francisco) to focus on selected large markets in which GARDEN is located (with exception of Chicago)

 .    TULIP management has developed a strategy to accelerate the path to achieving Company-wide operating profitability

     .    Focused on growth and efficiency in existing markets

          -   Boston
                                             -    Washington, D.C.
          -   Southern Connecticut
                                             -    Chicago
          -   Long Island

     . Suspended plans to enter new markets until operating performance hurdles are reached in existing markets

 .    Company estimates $115 million is required to reach operating profitability by Q4 2003 (not adjusted for inflation)

     .    Includes non-compounded 8% preferred dividends payable to GARDEN

     . Includes $24 million in debt payable to GARDEN as of June 30, 2001 per Company

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                         ONLINE GROCER INDUSTRY OVERVIEW
================================================================================

 .    On July 9, 2001, Webvan announced it was shutting down operations and would file for Chapter 11 bankruptcy

 .    Other online casualties include ShopLink.com, Streamline.com and
     HomeGrocer.com (previously merged into Webvan)

 .    HomeRuns.com is currently seeking financing

 .    U.K. based Tesco recently purchased a 35% stake in GroceryWorks.com, the
     e-tail business partially owned by Safeway

 .    Industry analysts view the "clicks-and-bricks" strategy as highlighted by the TULIP/GARDEN and GroceryWorks.com/Safeway partnerships as crucial to survival in the industry

 .    Jupiter Media Metrix recently scaled back its revenue forecast for the online grocery industry to $780-$800 million in 2001 and $1.3 billion in 2002, reflecting a 20% reduction from previous projections(1)

(1) New York Times, July 10, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                             PARTNERSHIP WITH GARDEN
================================================================================

 .    "Bricks and Clicks" strategy primarily focused on certain large GARDEN markets

 .    Invested $72.6 million in TULIP convertible preferred shares on 6/30/00

 .    GARDEN's ownership at original deal pricing:

     .    Ownership of 58.0% including preferred on as-converted basis(1)

     . Warrants to purchase 36,560,937 shares at strike prices of $3.00 to $3.75(2)

     .    Warrant exercise would increase GARDEN ownership to 78.8%

 .    Increased $20 million secured revolving credit facility to $50 million in
     February 2001


(1) Conversion ratio based on conversion price of $3.75
(2) Warrants split between 3,666,667 shares at an exercise price of $3.00 and 32,894,270 shares at an exercise price of $3.75

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                     GARDEN'S EXISTING INVESTMENT STRUCTURE
================================================================================

 .    Series C Convertible Preferred Shares:

     .    Face value $72.6 million

     .    Conversion price of $3.75

     .    Adjustments (based on new equity issuance below $3.75)

          -   Conversion price adjustments to new equity price

 .    Warrants

     .    Warrants to purchase up to 36.6 million shares

     .    Weighted average strike price of $3.67

     .    Adjustments (based on new equity issuance below strike)

          -   Strike price to new equity price

          -   Number of warrants increases on a pro-rata basis


     GARDEN Ownership Structure

                                          Conversion/              Number
                                          Strike Price           of Shares
                                          ------------           ---------
Common Shares                                                    2,331,917

Series C Convertible
Preferred Shares                            $3.75               19,369,873

Warrants

 - Bridge                                   $3.00                  100,000
 - Credit Facility                          $3.00                3,566,667
 - Purchase Agreement                       $3.75               32,894,270
                                                                ----------
                                                                36,560,937

Total Diluted Shares                                            58,262,727
                                                                ==========

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                         PROJECTED CASH REQUIREMENTS(1)
================================================================================

                               Actual                                                                 Projected
                              ------         --------------------------------------------------------------------------------
                               2000            2001            2002        Q1 2003      Q2 2003        Q3 2003       Q4 2003
                              ------         -------         -------        ------       ------        -------       -------
Revenue                       92,844         112,400         216,096        81,687       92,426        101,945       107,901
%increase                         27%             21%             92%
EBIT                         (55,876)        (51,457)        (46,347)       (8,285)      (5,710)        (2,231)          647
Depreciation                   4,251           8,972          11,249         2,744        2,994          3,077         2,970
Capital Expenditures         (12,029)        (10,108)        (23,000)         (750)        (750)          (750)         (750)
Changes in W/C & Other        74,404         (2,235)           7,240         2,200        2,215          1,537           642
                              ------         -------         -------        ------       ------        -------       -------
Cash Flow before
Dividend and Interest         10,750         (54,828)        (50,858)       (4,092)      (1,251)         1,632         3,509
Cash Balance 01/01/01                         14,676
Cumulative Cash Need before
Dividend and Interest            N/A         (40,152)        (91,010)      (95,102)     (96,353)       (94,721)      (91,212)

Dividend                           0          (8,717)         (5,812)       (1,453)      (1,453)        (1,453)       (1,453)
Interest                         592          (1,153)            (97)          (14)         (10)            (6)           (2)
                              ------         -------         -------        ------       ------        -------       -------
Cash Flow(2)                  11,342         (50,022)        (56,767)       (5,559)      (2,714)           173         2,054

Cumulative Cash Need after
Dividend and Interest            N/A         (50,022)       (106,789)     (112,348)    (115,063)      (114,890)     (112,835)
                              ======         =======         =======      ========     ========       ========      ========
                                          Projected
                              -----------------------------------
                               2003         2004            2005
                              -------      -------        -------
Revenue                       383,959      475,035        540,910
%increase                          78%          24%            14%
EBIT                          (15,580)      15,188         30,946
Depreciation                   11,784       11,880         11,427
Capital Expenditures           (3,000)      (3,000)        (3,000)
Changes in W/C & Other          6,593        2,853          3,049
                              -------      -------        -------
Cash Flow before
Dividend and Interest            (202)      26,921         42,422
Cash Balance 01/01/01
Cumulative Cash Need before
Dividend and Interest         (91,212)     (64,291)       (21,869)

Dividend                       (5,812)      (5,812)        (5,812)
Interest                          (32)           0              0
                              -------      -------        -------
Cash Flow(2)                   (6,046)      21,109         36,610

Cumulative Cash Need after
Dividend and Interest        (112,835)     (91,726)       (55,117)
                              =======       ======         ======

(1) Company model received May 8, 2001-Strategic Plan requiring $115 million of capital
(2)  2001 cash flow represents 2001 cash flow net of 2001 beginning cash balance

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                  HISTORICAL AND PROJECTED INCOME STATEMENT(1)
================================================================================

($ in thousands)
                                     Actual                                 Projected
                              -------------------     -------------------------------------------------------
                                1999       2000        2001        2002        2003        2004         2005
                              -------     -------     -------     -------     -------     -------     -------
Revenues                       73,129      92,844     112,400     216,096     383,959     475,035     540,910
Cost and expenses
     Cost of goods sold        55,585      71,646      73,859     139,122     244,644     301,051     343,315
     Fulfillment operations    23,025      37,285      46,454      64,581      98,400     110,336     118,621
     General and
      administrative           10,629      11,422      11,776       9,516       9,639       9,555       9,728
     Marketing and selling      7,002       8,190      16,479      28,513      28,647      20,602      20,450
     System development and
      maintenance               3,690       5,809       4,809       6,464       6,424       6,424       6,424
     Depreciation and
      amortization              2,222       4,251       8,972      11,249      11,784      11,880      11,427
     Pre-opening expenses         898           0         300       2,400           0           0           0
     Nonrecurring expenses          0      10,118       1,208           0           0           0           0
                              -------     -------     -------     -------     -------     -------     -------
        Total Costs and
         Expenses             103,050     148,720     163,857     262,443     399,539     459,848     509,964
                              -------     -------     -------     -------     -------     -------     ------
Operating Income              (29,922)    (55,876)    (51,457)    (46,347)    (15,580)     15,188      30,946
Other income/expense (EBIT)
     Interest expense             187         486       1,356          97          32           0           0
     Interest income            1,384       1,079         203           0           0           0           0
     Non cash interest              0       1,480       1,734       1,734         434           0           0
                              -------     -------     -------     -------     -------     -------     -------
Income Before Taxes           (28,724)    (56,764)    (54,344)    (48,178)    (16,045)     15,188      30,946
     Income Taxes                   0           0           0           0           0           0           0
                              -------     -------     -------     -------     -------     -------     -------
Net Income                    (28,724)    (56,764)    (54,344)    (48,178)    (16,045)     15,188      30,946

     Conversion feature             0     (57,181)          0           0           0           0           0
     Preferred dividend             0      (2,905)     (5,812)     (5,812)     (5,812)     (5,812)     (5,812)

Net Income to common s/h      (28,724)   (116,850)    (60,156)    (53,990)    (21,857)      9,376      25,134

Net Income per share
 available to common
 shareholders
  Basic                         (1.65)      (6.48)      (3.34)      (2.99)      (1.21)       0.52        1.39
Shares used to calculate EPS
  Basic                        17,386      18,041      18,036(2)    18,054(2)  18,054(2)   18,054(2)   18,054(2)

Margins
-------
Gross Margin                     24.0%       22.8%       34.3%       35.6%       36.3%       36.6%       36.5%
EBITDA                            NMF         NMF         NMF         NMF         NMF         5.7%        7.8%
EBIT                              NMF         NMF         NMF         NMF         NMF         3.2%        5.7%
Net Income                        NMF         NMF         NMF         NMF         NMF         2.0%        4.6%

Growth Rate
-----------
Revenue                           5.7%       27.0%       21.1%       92.3%       77.7%       23.7%       13.9%

(1) Company model received May 8, 2001-Strategic Plan requiring $115 million of capital
(2) 2001 shares based on average of weighted average shares outstanding of 17,981,511 during Q1 2001 and three quarters of 18,054,262 shares outstanding as of July 13, 2001 per Company. 2002 through 2005 shares based on 18,054,262 shares outstanding as of July 13, 2001 per Company

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                    HISTORICAL AND PROJECTED BALANCE SHEET(1)
================================================================================


($ in thousands)                              Actual                                 Projected
                                        -----------------       --------------------------------------------------
                                         1999       2000         2001       2002       2003       2004       2005
                                        ------     ------       ------     ------     ------     ------     ------
Assets
------
Current Assets
   Cash and marketable securities        3,343     14,676      (50,021)  (106,788)  (112,834)   (91,725)   (55,116)
   Receivables                           1,478        397          854      1,755      2,727      3,164      3,582
   Inventory                               458      1,662        3,105      6,268      6,785      7,345      7,950
   Prepaid expenses                        473        677          656      1,294      1,891      2,152      2,405
   Other current assets                  8,392      4,283        4,300      3,350      1,450      1,450      1,450
                                        ------     ------       ------     ------     ------     ------     ------
Total Current Assets                    14,144     21,695      (41,106)   (94,121)   (99,981)   (77,615)   (39,729)

Property and equipment:
   Computer equipment and software       6,737      8,212       13,006     16,427     17,927     19,427     20,927
   Service equipment and other           4,189     14,820       20,133     39,712     41,212     42,712     44,212
Subtotal Property and equipment at
 cost                                   10,926     23,032       33,140     56,140     59,140     62,140     65,140
   Accumulated depreciation             (4,290)    (8,285)     (16,223)   (20,979)   (31,330)   (42,098)   (52,866)
                                        ------     ------       ------     ------     ------     ------     ------
Net property and equipment               6,636     14,747       16,917     35,161     27,809     20,041     12,273

Capitalized software development
 costs                                       0          0            0          0          0          0          0
Goodwill net of accumulated
 amortization                                0      7,123        5,185      3,204      1,771        659          0
Other Assets                                 0      2,168          609          0          0          0          0
                                        ------     ------       ------     ------     ------     ------     ------
Total Assets                            20,780     45,733      (18,396)   (55,756)   (70,401)   (56,915)   (27,456)
                                        ======     ======      =======    =======    =======    =======    =======


Liabilities and Stockholders' Equity
------------------------------------
Current Liabilities
   Accounts payable                      6,147      4,955        5,472     10,769     14,143     15,790     17,423
   Accrued Compensation                    497      1,926        2,120      3,879      5,095      5,688      6,276
   Other accrued liabilities             1,897      6,538        7,633     13,884     18,233     20,356     22,461
   Current deferred service
    fees/preferred div.                    615      2,963            0          0          0          0          0
   Current obligations under
    capital leases                         690      1,965            0          0          0          0          0
                                        ------     ------       ------     ------     ------     ------     ------
Total Current Liabilities                9,846     18,347       15,225     28,532     37,471     41,835     46,160

Deferred service fees                       95          0            0          0          0          0          0
Subordinated debentures                      0          0            0          0          0          0          0
Obligations under capital leases,
 less current                            1,129      4,829        4,573      2,413        253          0          0
                                        ------     ------       ------     ------     ------     ------     ------
Total Liabilities                       11,070     23,176       19,798     30,945     37,724     41,835     46,160

Stockholders' equity

   Preferred stock                           0     64,684       64,684     64,684     64,684     64,684     64,684
   Common stock                            183        184          184        184        184        184        184
   Additional paid-in capital           71,698     74,832       74,846     74,846     74,846     74,846     74,846
   Note receivable from officer         (2,369)         0            0          0          0          0          0
   Accumulated deficit                 (58,631)  (115,271)    (176,034)  (224,542)  (245,966)  (236,590)  (211,456)
   Treasury Stock                       (1,171)    (1,873)      (1,873)    (1,873)    (1,873)    (1,873)    (1,873)
                                        ------     ------       ------     ------     ------     ------     ------
Total Stockholders' Equity               9,710     22,556      (38,193)   (86,702)  (108,125)   (98,749)   (73,616)


Total Liabilities and Stockholders'
 Equity                                 20,780     45,732      (18,396)   (55,756)   (70,401)   (56,915)   (27,456)
                                        ======     ======      =======    =======    =======    =======    =======

(1) Company model received May 8, 2001-Strategic Plan requiring $115 million of capital

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                HISTORICAL AND PROJECTED CASH FLOW STATEMENT(1)
================================================================================

($ in thousands)                                       Actual                                  Projected
                                                -------------------     -------------------------------------------------------
                                                 1999        2000        2001        2002         2003        2004        2005
                                                -------     -------     -------     -------       -----      ------      ------
Cash flow from operating activities
-----------------------------------
Net income                                     ($28,724)   ($56,764)   ($54,344)   ($48,178)   ($16,045)    $15,188     $30,946

Depreciation and amortization                     2,222       4,251       8,972      11,249      11,784      11,880      11,427
Stock and options issued for services               140         535           0           0           0           0           0
Other adjustments                                   344      (5,168)      1,809       1,734         434           0           0
Changes in working capital
   Receivables                                    1,037       1,081        (457)       (901)       (972)       (437)       (417)
   Inventory                                       (458)     (1,204)     (1,443)     (3,164)       (517)       (559)       (605)
   Prepaid expenses                                (287)       (204)         21        (638)       (597)       (261)       (254)
   Other current assets                          (7,418)      4,109         (17)        950       1,900           0           0
   Accounts payable                               2,704      (1,192)        517       5,298       3,374       1,647       1,633
   Accrued Compensation                            (305)      1,429         194       1,759       1,215         593         588
   Other accrued liabilities                       (791)      4,641       1,095       6,251       4,350       2,123       2,105
   Deferred service fees                           (738)      2,248       2,849           0           0           0           0
                                                -------     -------     -------     -------       -----      ------      ------
Net cash from operating activities              (32,273)    (46,238)    (40,805)    (25,640)      4,926      30,174      45,422


Cash flow from investing activities
-----------------------------------
Property and equipment purchased                 (3,042)    (12,029)    (10,108)    (23,000)     (3,000)     (3,000)     (3,000)
Capitalized software development costs                0           0      (2,908)       (155)          0           0           0
Other                                                14           0           0           0           0           0           0
                                                -------     -------     -------     -------       -----      ------      ------
Net cash from investing activities               (3,028)    (12,029)    (13,016)    (23,155)     (3,000)     (3,000)     (3,000)

Cash flow from financing activities
-----------------------------------
Proceeds from issuance of stock, net              2,400      64,428           0           0           0           0           0
Proceeds from exercise of options & warrants      2,087         372           0           0           0           0           0
Net proceeds from issuance of debt                    0           0           0           0           0           0           0
Purchase of treasury stock                         (109)          0           0           0           0           0           0
Preferred Stock Dividend                              0           0      (8,717)     (5,812)     (5,812)     (5,812)     (5,812)
Payments on capital leases                       (1,125)      4,804      (2,160)     (2,160)     (2,160)       (253)          0
                                                -------     -------     -------     -------       -----      ------      ------
Net cash from financing activities                3,254      69,604     (10,877)     (7,972)     (7,972)     (6,065)     (5,812)

Net increase (decrease) in cash                 (32,047)     11,337     (64,698)    (56,767)     (6,046)     21,109      36,610

Cash and cash equivalents at beginning of
 period                                          35,390       3,343      14,676     (50,021)   (106,788)   (112,834)    (91,725)
                                                -------     -------     -------     -------       -----      ------      ------
Cash and cash equivalents at end of period       $3,343     $14,676    ($50,021)  ($106,788)  ($112,834)   ($91,725)   ($55,116)
                                                 ======     =======    ========   =========   =========    ========    ========

(1) Company model received May 8, 2001-Strategic Plan requiring $115 million of capital

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                    STOCK PRICE PERFORMANCE SINCE TULIP IPO
================================================================================

                                  [LINE GRAPH]

Source: FactSet Research System as of July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                            TULIP AND MARKET INDICES
================================================================================

                Indexed Stock Price Performance Since TULIP IPO


                                  [LINE GRAPH]


Source: FactSet Research System as of July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                         TULIP, WBVN AND MARKET INDICES
================================================================================

               Indexed Stock Price Performance Last Twelve Months


                                  [LINE GRAPH]

Source: FactSet Research System as of July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                      LATEST TWELVE MONTHS TRADING SUMMARY
================================================================================


                                  [LINE GRAPH]

Source: FactSet Research System as of July 11, 2001


(1) Includes GARDEN's purchase of 2,331,917 shares at a price of $1.125 per share on October 6, 2000, in an unsolicited brokerage transaction on the NASDAQ

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                      LATEST TWELVE MONTHS TRADING SUMMARY
================================================================================

                                                                                                 % of Total
                                                         % of Total         % of Total         Common Shares       % of Total
   Greater       But                       Cumulative        Volume        Volume Traded        Outstanding     Shares Outstanding
   than or      Less            Shares       Shares       Traded in       in or Below this     Traded in this   Traded in or Below
  Equal to      than            Traded       Traded      this Range           Range               Range(1)          this Range(1)
  --------      ----         ---------     ----------    ----------       ----------------     --------------   -----------------
     $0.50     $0.75            88,200          88,200       0.3%               0.3%                0.5%                0.5%
      0.75      1.00         4,759,600       4,847,800      18.7%              19.1%               26.4%               26.9%
      1.00      1.25         9,033,600      13,881,400      35.6%              54.7%               50.0%               76.9%
      1.25      1.50         3,306,600      17,188,000      13.0%              67.7%               18.3%               95.2%
      1.50      1.75           744,200      17,932,200       2.9%              70.6%                4.1%               99.3%
      1.75      2.00         1,448,400      19,380,600       5.7%              76.3%                8.0%              107.3%
      2.00      2.25         3,707,100      23,087,700      14.6%              90.9%               20.5%              127.9%
      2.25      2.50           363,600      23,451,300       1.4%              92.3%                2.0%              129.9%
      2.50      2.75           451,900      23,903,200       1.8%              94.1%                2.5%              132.4%
      2.75      3.00           287,000      24,190,200       1.1%              95.3%                1.6%              134.0%
      3.00      3.25           292,900      24,483,100       1.2%              96.4%                1.6%              135.6%
      3.25      3.50           912,700      25,395,800       3.6%             100.0%                5.1%              140.7%
                            ----------                     -----
                            25,395,800                     100.0%
                            ==========                     =====

Weighted Average Price:          $1.46

Source: FactSet Research Systems as of July 11, 2001

Note: The Histogram report is based on the average high and low prices for the day, not the closing price
(1)  Based on 18,054,262 shares outstanding as of July 13, 2001 per the Company
(2) Includes GARDEN's purchase of 2,331,917 shares at a price of $1.125 per share on October 6, 2000, in an unsolicited brokerage transaction on the NASDAQ

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                          YEAR-TO-DATE TRADING SUMMARY
================================================================================


                                  [LINE GRAPH]



Source: FactSet Research System as of July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                          YEAR-TO-DATE TRADING SUMMARY
================================================================================


                                                                                               % of Total
                                                         % of Total      % of Total          Common Shares        % of Total Common
   Greater            But                  Cumulative        Volume     Volume Traded         Outstanding        Shares Outstanding
   than or           Less          Shares      Shares     Traded in    in or Below this      Traded in this      Traded in or Below
  Equal to           than          Traded      Traded    this Range          Range               Range(1)            this Range(1)
  --------           ----          ------      ------    ----------          -----               --------            -------------
    $0.70           $0.80         753,200     753,200         11.5%          11.5%                  4.2%                  4.2%
     0.80           $0.90         375,900   1,129,100          5.7%          17.2%                  2.1%                  6.3%
     0.90           $1.00       1,239,900   2,369,000         18.9%          36.1%                  6.9%                 13.1%
     1.00           $1.10       1,258,100   3,627,100         19.2%          55.3%                  7.0%                 20.1%
     1.10           $1.20       1,203,900   4,831,000         18.4%          73.7%                  6.7%                 26.8%
     1.20           $1.30       1,082,800   5,913,800         16.5%          90.2%                  6.0%                 32.8%
     1.30           $1.40         336,000   6,249,800          5.1%          95.3%                  1.9%                 34.6%
     1.40           $1.50         309,000   6,558,800          4.7%         100.0%                  1.7%                 36.3%
                                ---------                    -----
                                6,558,800                    100.0%
                                =========                    =====
Weighted Average Price:             $1.02


Source: FactSet Research Systems as of July 11, 2001

Note: The Histogram report is based on the average high and low prices for the day, not the closing price
(1)  Based on 18,054,262 shares outstanding as of July 13, 2001 per the Company

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                   LATEST TWELVE MONTHS AVERAGE DAILY VOLUME
================================================================================

                                   [BAR GRAPH]



Source: FactSet Research System as of July 11, 2001

(1)  12-month average daily volume
(2) Includes GARDEN's purchase of 2,331,917 shares at a price of $1.125 per share on October 6, 2000, in an unsolicitied brokerage transaction on the NASDAQ

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                            TULIP OWNERSHIP SUMMARY
================================================================================

[PIE CHART]

Implied Retail          25.85%
Total Institutions       7.02%
Insiders                 9.14%
GARDEN                  57.99%


Owner Name                          Shares Held     Percent(1)
----------                          -----------     ----------
Tribune Company                      1,808,115        4.83%
Dimensional Fund Advisors              566,000        1.51%
Volksbanken-Kapitalanlagegesel          75,000        0.20%
Vanguard Group                          71,500        0.19%
Citigroup                               22,776        0.06%
Lasalle National Bank                   20,500        0.05%
Northern Trust Company                  18,600        0.05%
Mellon Bank                             17,100        0.05%
Brown Investment Advisory & Trust       10,500        0.03%
Bear, Stearns & Company                  7,000        0.02%
Fleet Boston                             6,600        0.02%
Merrill Lynch & Company                  2,564        0.01%
Legg Mason                               2,000        0.01%
Taunus Corporation                         319        0.00%
Wilshire Associates                        100        0.00%
                                    ----------      ------
   Total Institutions                2,628,674        7.02%

          Insiders(1)                3,420,406        9.14%

            GARDEN(3)               21,701,790       57.99%

     Implied Retail                  9,673,265       25.85%
                                    ----------      ------
                                    37,424,135(2)   100.00%
                                    ----------      ------

Source: FactSet Research Systems as of July 11, 2001
(1) Per TULIP proxy dated May 25, 2001; includes any shares subject to options held by the person or entity in question that are currently exercisable or will become exercisable within 60 days
(2) Based on 18,054,262 shares outstanding as of July 13, 2001 per the Company plus GARDEN's preferred shares convertible into 19,369,873 common shares
(3) Consists of GARDEN's 2,331,917 common shares and preferred shares convertible into 19,369,873 common shares

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                   DIFFICULTY FOR NEW INSTITUTIONAL INVESTORS
================================================================================

     TULIP's public float creates a severe liquidity problem for meaningful institutional sponsorship

                      Mutual Fund Assets Under Management

                                  [BAR CHART]


 .    The average institutional fund has $854.5 million under management

 .    A sample of leading growth fund managers indicates that the average stock position is 2% of assets under management(1)

 .    A 2% position in an average institutional fund would require a $17.1 million investment or 310 full days of average TULIP trading volume (13.7 million shares)(1)(2)

 .    Assuming double counting of NASDAQ volume, it would actually take 620 full days of average TULIP trading volume

     . TULIP's average daily volume over the last six months of 44,107 implies a dollar volume of $55,134 per day(2)

 .    Currently only 12.3 million ($15.4 million) TULIP shares are held by non-insiders or majority holders(2)

(1) Based on a sample of 13 growth funds managed by AIM, Alliance Capital, Fidelity, Janus, Nicholas Applegate, Oak Associates, State Street, and Vanguard with average positions of 2.04%
(2)  Calculated using closing price of $1.25 on July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                           TULIP ANALYST EPS ESTIMATES
================================================================================

                                                                                             Long Term
Broker                         Analyst        Estimate Date      FY 2000A        FY 2001    Growth Rate        Rating
------                         -------        -------------      --------        -------    -----------        ------
William Blair & Company        Baras          02/22/2001         -$2.76          -$3.60         50.0%        Hold
Southwest Securities           Bhatia         02/05/2001            NA              NA            NA         Neutral


Source: Bloomberg as of July 11, 2001

--------------------------------------------------------------------------------
                            TULIP SITUATION OVERVIEW
                        NASDAQ MAINTENANCE REQUIREMENTS
================================================================================

=====================================================================
                             NASDAQ Requirement                 TULIP
=====================================================================
Net Tangible Assets(1)               $4,000,000           $689,506(2)

Equity(1)                           $10,000,000         $5,607,000(2)

Public Float                            750,000         12,277,219

Market Value of Public Float         $5,000,000        $15,346,524(3)

Shareholders                                400                 NA

Market Makers                                 2                 20

Minimum Bid Price (4)                     $1.00              $1.25(3)


(1) Effective June 29, 2001, the NASDAQ amended the maintenance requirements to change from a net tangible asset listing standard to an equity listing standard. Companies will have until November 1, 2002 to achieve compliance with the new equity standard. During that period, listed companies that do not meet the new equity listing standard can continue to qualify under the net tangible assets listing standard

(2) Per the TULIP 10-Q dated March 31, 2000 and goodwill per schedule provided by the Company

(3)  TULIP July, 11 2001 closing price of $1.25
(4) Triggers when price is less then $1.00 for 30 consecutive trading days at which time the company has 90 days to bring the price above $1.00 for 10 straight days

                                                     SUMMARY OF ALTERNATIVES AND
                                                                  CONSIDERATIONS
================================================================================



William Blair & Company
-----------------------

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                       SUMMARY OF ALTERNATIVES IDENTIFIED
================================================================================

In order to raise the capital required to fund TULIP's operations and achieve management's strategic plan, the Special Committee considered several options:

 .    Options Considered:
     -------------------

     .    Debt issuance to a third party

     .    Follow-on equity offering

     .    Remain public and pursue financing through:

          -    Rights offering

          -    PIPES transaction

     .    Going private transaction

 .    Possible Supplements to Potential Options:
     ------------------------------------------

     .    Convertible debt/equity line from GARDEN

     .    Put option to GARDEN to ensure the plan will be fully funded

     . Merge with or acquire another Internet company with cash on their balance sheet

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                        SUMMARY OF ALTERNATIVES EXPLORED
================================================================================

 .    In order to determine the appropriate alternatives to pursue, the Special
     Committee considered several important topics including:

     . The current state of the public and private equity and debt capital markets

     .    TULIP's historical and projected operating performance

     .    TULIP's strategic relationship with GARDEN

     . The characteristics of TULIP's capital structure, the terms of GARDEN's preferred stock and warrants, and its shareholder base

 .    The debt issuance, follow-on equity offering and third party equity investment alternatives were dismissed based on a combination of market conditions in light of TULIP's past performance and future cash needs as well as GARDEN's majority ownership and the terms of GARDEN's preferred stock and warrant agreements

 .    As a result of its analysis, the Special Committee decided to explore a rights offering assuming certain conditions would need to be met by GARDEN
                     --------

 .    However, if these conditions could not be achieved, the Special Committee determined that a take private transaction at the best fair price obtainable from GARDEN should also be explored

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                         PROPOSED RIGHTS OFFERING TERMS
================================================================================

 .    After some negotiation, the Special Committee proposed that GARDEN accept the following terms for a rights offering:

     .    GARDEN would commit to fully fund management's $115 million plan

     .    GARDEN would waive the anti-dilution provisions of its preferred stock

     . GARDEN would agree to a 1:1 right issuance for each share of common and preferred (on an as converted basis at the current $3.75 preferred share conversion price)

     . GARDEN would not be asked to be a standby purchaser for unsubscribed rights

     . GARDEN would use its warrants to fund the remaining capital requirement at an adjusted strike price based on the rights offering price; however the anti-dilution provisions of the warrants would be waived and as such the unexercised warrants would remain at their current strike price and number

     . GARDEN would commit to a standstill agreement that ensures that it will not exceed a 90% ownership level for the duration of the TULIP strategic plan, but in no event earlier than year-end 2003

     .    GARDEN would commit to maintain at least two independent directors

     .    GARDEN would agree not to effect a short-form merger

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                            RIGHTS OFFERING PROPOSALS
================================================================================

  The Special Committee was unable to reach agreement with GARDEN on terms it believed to be necessary to an acceptable rights offering:

Key Terms                        Special Committee Proposal                  Garden Proposal
---------                        --------------------------                  ---------------
Initial Funding                  $115 million                                $60 million

Anti-Dilution Provisions:

  - Preferred                    Require waiver                              Waived

  - Warrant                      Require waiver for unexercised              No waiver granted
                                 warrants

Standstill Provisions:

  - Ownership Level              Not to exceed 90% for duration of           Not to exceed 90% between
                                 strategic plan, but in no event earlier     current financing round and next
                                 than year-end 2003                          financing round

  - Independent                  At least two for as long as TULIP has       At least two until the next financing
    Directors                    public shareholders                         round


  - Short-Form Merger            On-going provision not to effect a          Not addressed by GARDEN
                                 short-form merger, but to negotiate         proposal
                                 with committee of independent
                                 directors

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                          PROJECTED OWNERSHIP STRUCTURE
================================================================================

                                                                                                 Post Second Round
                                            Current             Post Rights Offering(1)         Financing Q1 2002(2)
                                            -------             ------------------------        ---------------------
Common Shares Outstanding                  18,054,262(3)                 66,054,262                 110,054,262

Preferred Shares (if Converted)(4)
                  Out-of-Money             19,369,873                    19,369,873                           -
                      At-Money                      -                             -                  58,109,619


Common Stock Equivalvents(5)                  170,648                       170,648                     170,648


Warrants                                   36,560,937                    96,906,946                  96,906,946


Weighted Average Strike Price                   $3.67                         $1.25                       $1.25

GARDEN basic ownership(6)                        57.7%                         81.4%                       90.6%
GARDEN fully-diluted ownership                   78.6%                         91.3%                       94.0%


(1) Based on GARDEN's proposal for $60.0 million 1:1 rights offering to common and preferred on an as converted basis with balance funded through warrant exercise at current share price of $1.25 as of July 11, 2001. Assumes GARDEN is a standby purchaser of the rights offering and that no rights are exercised by non-GARDEN shareholders
(2) Assumes the additional $55.0 million required is financed through issuance of new securities to GARDEN rather than solely through warrant exercise causing preferred and warrants to adjust to new issue price which is assumed to be constant at the current price of $1.25 as of July 11, 2001
(3)  18,054,262 shares outstanding as of July 13, 2001 per Company
(4) Funding assumes preferred dividends are paid and therefore not converted into additional common shares
(5) Based on 627,750 options outstanding as of July 13, 2001 with a weighted average strike price of $0.9102
(6)  Calculated based on as-converted preferred shares

--------------------------------------------------------------------------------
                   SUMMARY OF ALTERNATIVES AND CONSIDERATIONS
                             TAKE PRIVATE RATIONALE
================================================================================

 .    After concluding that mutually acceptable terms for a rights offering could not be reached, the Special Committee decided to pursue whether a take private transaction could be negotiated

 .    If a fair price could be negotiated, minority shareholders would avoid the risk of substantial dilution which could occur in TULIP's second required financing given GARDEN's stated conditions to a rights offering, as well as avoid the potential for a short-form merger following the second financing

 .    A take private transaction would avoid a potential future decline in stock price resulting from potential further future dilution, lack of interest from outside investors or NASDAQ delisting

 .    A take private transaction would eliminate any management distraction from operations due to need to negotiate second round financing in less than six months

                                                               VALUATION SUMMARY
================================================================================



William Blair & Company
-----------------------

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                                 GARDEN PROPOSAL
================================================================================


                                              Preferred Equity           Preferred Equity Not
                                              As Converted(1)                Converted(2)
                                              ----------------           --------------------
Purchase Price per Share                            $2.15                       $2.15
Diluted Shares Outstanding(3)                      37,945                      18,575
                                              ----------------           --------------------
Common Equity                                     $81,581                     $39,936
Preferred Equity                                    5,985                      78,622
                                              ----------------           --------------------
Equity Value                                       87,566                     118,558
Net Debt(4)                                        23,343                      23,343
                                              ----------------           --------------------
Enterprise Value                                 $110,909                    $141,901
                                              ================           ====================

                                                               Equity Value Multiples
                                                               ----------------------
       LTM Sales as of 3/31/01                $93,007                   0.9x               1.3x
LTM Gross Profit as of 3/31/01                $23,614                   3.7x               5.0x

          2001 Estimated Sales               $112,400                   0.8x               1.1x
   2001 Estimated Gross Profit                $38,541                   2.3x               3.1x


                                                               Enterprise Value Multiples
                                                               ------------------------

       LTM Sales as of 3/31/01                $93,007                   1.2x               1.5x


                                              Stock Price Premium
                                              -------------------
TULIP Share Price:

       Current (07/11/01)               $1.25                72.0%
             7 Days Prior               $0.95               126.3%
            30 Days Prior               $1.20                79.2%
            90 Days Prior               $0.95               126.3%

             52 Week High               $3.50               -38.6%
             52 Week Low                $0.69               212.7%



(1) Assumes convertible preferred is converted into 19,369,873 shares of common at its $3.75 common price. $5,985,000 preferred equity represents accumulated but unpaid compounded preferred dividends as of June 30, 2001 per the Company's estimates and are assumed to be paid out rather that converted to common
(2) Assumes convertible preferred equity is not converted and includes its liquidation preference of $72,637,024, and accumulated unpaid compounded preferred dividends of $5,985,000
(3) Based on 1,251,216 options outstanding as of July 13, 2001 with a weighted average exercise price of $1.2552 and 18,054,262 shares outstanding as of July 13, 2001 per Company
(4) Includes $5,831,000 of capitalized leases, $24,000,000 outstanding under GARDEN credit line, less $6,488,000 cash balance as of June 30, 2001 per Company's estimates

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                        SUMMARY OF VALUATION APPROACHES
================================================================================

   Blair has employed several valuation methodologies to develop its opinion:

 .    B2C eCommerce Comparable Merger Transactions

     . Transaction multiples and premiums paid analysis based on 7 transactions

 .    B2C eCommerce Comparable Companies

     .    Trading multiples analysis based on 7 companies

 .    Discounted Cash Flow Analysis

     . Utilized TULIP's projected operating earnings and cash flow per Company's strategic plan model requiring funding of $115 million

     . Terminal value based on a range of multiples of enterprise value to trailing revenue

     . Applied a range of discount rates to derive present value of the cash flows and the terminal value

 .    Take Private Transactions by Majority Shareholders

     . Reviewed stock price premiums at announcement derived from 16 take private transactions by majority shareholders with minority stubs of less than $100 million

     .    Reviewed percentage increase from initial to final offer

 . Premiums Paid Analysis

     . Reviewed stock price premiums for all mergers since Jan. 1, 2001 with equity values between $50 million and $400 million over their respective prices 1 day, 7 days and 30 days prior to the acquisition announcement

 .    Traditional Grocer Data

     .    Trading multiples analysis based on 15 companies
     .    Transaction multiples analysis based on 8 transactions

 .    Estimated value of NOL's

     . Analyzed value of TULIP's current NOL's and future tax losses based on a range of discount rates

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                           B2C eCOMMERCE TRANSACTIONS
================================================================================
($ in thousands, except multiples and per share data)

     . Analyzed 7 transactions involving domestic targets since January 1, 2000

     . Includes online retailers and travel sites selling directly to consumers for which transaction has closed and data was available

                                                        TULIP Acquisition Multiples      Comparable Acquisition Multiples
                                                        ---------------------------      --------------------------------
                                         TULIP       Preferred as      Preferred as
   Multiples of                        Statistic      Converted        Not Converted    Low      Median     Mean      High
   ------------                        ---------      ---------        -------------    ---      ------     ----      ----

   Equity Value/LTM Revenue            $93,007          0.9x               1.3x         0.6x      1.9x       4.7x     18.5x

   Equity Value/LTM Gross Profit       $23,614          3.7x               5.0x         2.8x     11.0x      24.7x    100.6x

                                                                    Range of Comparable Acquisition Premiums(2)
                                                                    -------------------------------------------
     Premium Paid(1)    TULIP Stock Price      TULIP Premium          Low      Median     Mean       High
     ---------------    -----------------      -------------          ---      ------     ----       ----
         1 Day               $1.25                 72.0%              4.3%     14.8%      17.2%      39.5%

         7 Day               $0.95                126.3%             17.2%     31.7%      33.8%      52.2%

         30 Day              $1.20                 79.2%              4.3%     12.8%      42.0%     163.4%

(1) "1 Day" date is July 11, 2001

(2) Premiums X days prior to announcement

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                        eCOMMERCE COMPARABLE COMPANIES
================================================================================


($ in thousands, except multiples)

     . Analyzed 7 publicly traded B2C eCommerce companies

                                                        TULIP Acquisition Multiples      Comparable Company Multiples(1)
                                                        ---------------------------      -------------------------------
                                                      Preferred as      Preferred as
   Multiples of                      TULIP Statistic   Converted        Not Converted    Low      Median     Mean      High
   ------------                      ---------------   ---------        -------------    ---      ------     ----      ----

   Equity Value/LTM Revenue            $ 93,007           0.9x             1.3x          0.1x      0.4x       0.7x      2.0x

   Equity Value/LTM Gross Profit       $ 23,614           3.7x             5.0x          0.9x      1.7x       3.1x      7.8x

   Equity Value/2001 E Revenue         $112,400           0.8x             1.1x          0.1x      0.3x       0.7x      2.0x

   Equity Value/2001 E Gross Profit    $ 38,541           2.3x             3.1x          0.6x      1.7x       2.7x      6.7x

(1) Priced as of July 11, 2001

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                          DISCOUNTED CASH FLOW ANALYSIS
================================================================================
Parameters

 .  Developed a valuation range based on:

     . Terminal Enterprise Value to Trailing Revenue multiples on 2005 Projected Revenue ranging from 0.4x to 1.2x

     . Discount rates ranging from 20.0% to 30.0% based on estimated weighted average cost of capital

     .    Discounted to June 30, 2001

     . Assumes Liquidation Preference(1) of Preferred Equity is paid out when preferred shares are out-of-the-money based on $3.75 conversion price

     . Based on either 18,054,262 or 39,020,135(2) common shares outstanding depending on conversion of the Preferred Equity, plus GARDEN warrants to the extent dilutive based on treasury stock method

Valuation Range Results

Common Equity Value

        ($ in millions)                  Terminal Trailing Revenue
                                              Multiple on 2005

                          0.4x    0.6x    0.8x     1.0x    1.2x

Discount        30.0%   ($68.4) ($35.2)  ($1.9)   $31.3   $64.5

  Rate          25.0%   ($54.8) ($15.2)  $24.5    $64.1   $182.4

                20.0%   ($37.6)  $10.0   $57.7   $183.9   $231.5


Common Equity Valuation Range from ($68.4) - $231.5 Million


Common Equity Value Per Share

                                         Terminal Trailing Revenue
                                              Multiple on 2005

                         0.4x      0.6x     0.8x    1.0x     1.2x

Discount        30.0%   ($3.79)  ($1.95)  ($0.11)  $1.73    $3.57

Rate            25.0%   ($3.03)  ($0.84)   $1.36   $3.55    $3.89

                20.0%   ($2.08)   $0.56    $3.19   $3.91    $4.37


Common Equity Per Share Valuation Range from ($3.79) - $4.37

(1) Liquidation preference includes face value of $72,637,024 and accumulated and unpaid compounded dividends of $5,985,000 as of 6/30/01 per Company's estimates

(2) Assumes conversion of the Preferred Equity of $72,637,024 and accumulated and unpaid compounded dividends of $5,985,000 at $3.75 conversion price

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
               TAKE PRIVATE TRANSACTIONS BY MAJORITY SHAREHOLDERS
================================================================================

 .    Analyzed 16 transactions in which majority shareholder took the company private

     .    Transactions since January 1, 1999

     .    U.S. target companies

     .    Transaction values of minority stub of $100 million and under

                                                                   Range of Take Private Premiums (2)

  Premium Paid (1)     TULIP Stock Price     TULIP Premium      Low       Median      Mean      High
  ----------------     -----------------     -------------      ---       ------      ----      ----
       1 Day                 $1.25               72.0%           9.8%      29.5%      47.5%     220.0%

       7 Day                 $0.95              126.3%          12.0%      42.1%      47.3%     113.3%

       30 Day                $1.20               79.2%          14.8%      33.7%      42.6%     128.6%

 .    Analyzed increase from initial to final offer

   TULIP              TULIP           TULIP        Range of Increases from Initial Offer to Final Offer
Initial Offer      Final Offer     % Increase        Low     Median     Mean    High
-------------      -----------     ----------        ---     ------     ----    ----
   $1.50              $2.15           43.3%          0.0%     19.0%     17.2%   30.6%


(1) "1 Day" date is July 11, 2001
(2) Premiums X days prior to announcement

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                             PREMIUMS PAID ANALYSIS

================================================================================

 . Analyzed all merger transactions since January 1, 2001 with equity values between $50 million and $400 million

                                                                   Range of Acquisition Premiums (2)
                                                                   ---------------------------------
      Premium Paid (1)    TULIP Stock Price    TULIP Premium        Low       Median    Mean     High
     -----------------    -----------------    -------------        ---       ------    ----     ----
         1 Day                  $1.25              72.0%           -91.5%     29.4%     38.9%    407.4%

         7 Day                  $0.95             126.3%           -91.5%     36.3%     47.0%    460.8%

         30 Day                 $1.20              79.2%           -88.5%     43.5%     57.1%    446.5%

(1) "1 Day" date is July 11, 2001
(2) Premiums X days prior to announcement

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                            TRADITIONAL GROCER DATA
================================================================================

 . Analyzed 8 transactions involving domestic grocery targets since January 1998

                                                           TULIP Acquisition Multiples          Comparable Acquisition Multiples
                                                           ---------------------------          --------------------------------
                                                          Preferred as      Preferred as
  Multiples of                       TULIP Statistic      Converted         Not Converted     Low      Median     Mean      High
  ------------                       ---------------      ---------         -------------     ---      ------     ----      ----
  Enterprise Value/LTM Revenue       $93,007                1.2x                1.5x          0.2x      0.6x      0.7x      1.1x


 . Analyzed 15 publicly traded grocery companies



                                                            TULIP Acquisition Multiples         Comparable Company Multiples (1)
                                                            ---------------------------         --------------------------------
                                                            Preferred as     Preferred as
   Multiples of                       TULIP Statistic       Converted        Not Converted    Low      Median     Mean      High
   ------------                       ---------------       ---------        -------------    ---      ------     ----      ----

   Enterprise Value/LTM Revenue           $93,007             1.2x               1.5x         0.1x      0.3x      0.3x      0.9x

(1) Priced as of July 11, 2001

--------------------------------------------------------------------------------
                                VALUATION SUMMARY
                            ESTIMATED VALUE OF NOL'S
================================================================================


 .    TULIP's current Net Operating Losses (NOL's) and projected future operating losses create a substantial tax benefit or shield and incremental value to GARDEN given its positive earnings:

     . Pre-50% Change in Ownership NOL's (pre 6/30/00) total $82 million and are subject to 5% per year limitation of $4 million

     . Post-50% Change in Ownership NOL's (6/30/00-6/30/01) are estimated by the Company to total $52 million

     . Current/Future Tax Losses (6/30/01-2003) per the Company's model requiring $115 million of funding are projected to total $90 million

                Pre-50% Change in     Post-50% Change in                                  Total of all Tax
                 Ownership NOL's       Ownership NOL's       Current/Future Tax Losses      Attributes
                 ---------------       ---------------       -------------------------      ----------
Discount            Present               Present                   Present                  Present
Rate                Value(1)              Value(1)                  Value(1)                 Value(1)
----                ---------             ---------                 ---------                ---------
      8.0%          $15,973               $19,843                   $32,261                  $68,077
      8.5%          $15,406               $19,797                   $32,059                  $67,263
      9.0%          $14,871               $19,752                   $31,860                  $66,483
      9.5%          $14,365               $19,707                   $31,663                  $65,735
     10.0%          $13,887               $19,662                   $31,468                  $65,017

(1) Represents present value as of June 30, 2001

                                                                      APPENDICES
================================================================================





[GRAPHIC]

William Blair & Company
--------------------------------

                         B2C ECOMMERCE COMPARABLE MERGER
                                            TRANSACTIONS
================================================================================






[GRAPHIC]

William Blair & Company
---------------------------

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE MERGER TRANSACTIONS

                  B2C ECOMMERCE COMPARABLE MERGER TRANSACTIONS
================================================================================


                                                                                                      Equity
    Date        Date                                                      Enterprise      Equity     Value to
 Announced    Effective     Target              Acquirer                     Value         Value       Cash
 ---------    ---------     ------              --------                     -----         -----       ----
 04/05/2001   Pending       Emusic.com          Universal Music Group     $    1.9      $   24.6       1.1x
 01/04/2001   02/20/2001    TravelNow.com Inc   Hotel Reservations
                                                Network Inc.                  44.6          46.0      33.5
 10/24/2000   12/29/2000    FogDog              Global Sports                 (3.3)         38.9       0.9
 09/13/2000   11/17/2000    Fatbrain.com Inc.   barnesandnoble.com Inc.       53.2          56.5      11.6
 07/20/2000   09/01/2000    CDNow               Bertelsman                   116.9          99.0       9.4
 06/26/2000   09/05/2000    HomeGrocer.com      Webvan Group               1,124.4       1,246.7       7.9
 03/13/2000   06/16/2000    Vitamins.com        HealthCentral.com             98.0         103.5      17.1
 01/31/2000   03/21/2000    Travelscape.com     Expedia.com                   84.4          80.5      17.1


                                                        Minimum(1)        $   (3.3)     $   38.9       0.9x
                                                         Median(1)            84.4          80.5      11.6
                                                           Mean(1)           216.9         238.7      13.9
                                                        Maximum(1)         1,124.4       1,246.7      33.5

                                                                           Enterprise Value to             Equity Value to
                                                                           -------------------             ---------------
                                                                            LTM           Forward         LTM         Forward
                                                                            ---           -------         ---         -------
    Date        Date                                                          Gross           Gross          Gross         Gross
 Announced    Effective   Target              Acquirer                 Sales  Profit   Sales  Profit  Sales  Profit Sales  Profit
 ---------    ---------   ------              --------                 -----  ------   -----  ------  -----  ------ -----  ------
 04/05/2001   Pending     Emusic.com          Universal Music Group     0.2x   0.3x      NAx    NAx   2.3x   3.4x    NAx     NAx
 01/04/2001   02/20/2001  TravelNow.com Inc   Hotel Reservations
                                              Network Inc.              5.9   18.0       NA     NA     6.1   18.5    NA      NA
 10/24/2000   12/29/2000  FogDog              Global Sports             NMF    NMF       NMF    NMF    1.9   17.1   0.9      6.0
 09/13/2000   11/17/2000  Fatbrain.com Inc.   barnesandnoble.com Inc.   1.0    4.7       1.0    5.1    1.1    5.0   1.1      5.4
 07/20/2000   09/01/2000  CDNow               Bertelsman                0.7    3.3       0.6    2.7    0.6    2.8   0.5      2.2
 06/26/2000   09/05/2000  HomeGrocer.com      Webvan Group             16.7   90.8       NA     NA    18.5  100.6    NA      NA
 03/13/2000   06/16/2000  Vitamins.com        HealthCentral.com         3.2     NA       NA     NA     3.4    NA     NA      NA
 01/31/2000   03/21/2000  Travelscape.com     Expedia.com               1.3    4.6       NA     NA     1.2    4.4    NA      NA


                                                        Minimum(1)      0.7x   3.3x      0.6x   2.7x   0.6x   2.8x  0.5x     2.2x
                                                         Median(1)      2.2    4.7       0.8    3.9    1.9   11.0   0.9      5.4
                                                           Mean(1)      4.8   24.3       0.8    3.9    4.7   24.7   0.8      4.5
                                                        Maximum(1)     16.7   90.8       1.0    5.1   18.5  100.6   1.1      6.0

                                                                                    Stock Price Premiums
                                                                     --------------------------------------------------
    Date        Date                                                 1 Day Prior to   7 Days Prior to  30 Days Prior to
 Announced    Effective   Target              Acquirer                 Announcment       Announcment      Announcment
 ---------    ---------   ------              --------                 -----------       -----------      -----------
 04/05/2001   Pending     Emusic.com          Universal Music Group        160.6%          102.7%            65.8%
 01/04/2001   02/20/2001  TravelNow.com Inc   Hotel Reservations
                                              Network Inc.                  14.8%           47.9%            12.8%
 10/24/2000   12/29/2000  FogDog              Global Sports                 39.5%           52.2%            19.6%
 09/13/2000   11/17/2000  Fatbrain.com Inc.   barnesandnoble.com Inc.       11.5%           17.2%             9.7%
 07/20/2000   09/01/2000  CDNow               Bertelsman                     4.3%           20.0%             4.3%
 06/26/2000   09/05/2000  HomeGrocer.com      Webvan Group                  15.9%           31.7%           163.4%
 03/13/2000   06/16/2000  Vitamins.com        HealthCentral.com               NA              NA               NA
 01/31/2000   03/21/2000  Travelscape.com     Expedia.com                     NA              NA               NA


                                                        Minimum(1)           4.3%           17.2%             4.3%
                                                         Median(1)          14.8%           31.7%            12.8%
                                                           Mean(1)          17.2%           33.8%            42.0%
                                                        Maximum(1)          39.5%           52.2%           163.4%

Note: Excludes auction services, financial services, healthcare, career services sites, predominantly advertising based models and transactions greater than $1 billion with the exception of the HomeGrocer / Webvan transaction.

(1) Pending transactions not included in calculation

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE MERGER TRANSACTIONS

              B2C ECOMMERCE COMPARABLE MERGER TRANSACTIONS BUSINESS

                                  DESCRIPTIONS
================================================================================

Target               Business Description
------               --------------------

Emusic.com           EMusic is a leading provider of downloadable
                     music over the Internet. Through its website, EMusic.com, the Company offers a selection of music from which its customers may discover, sample, and purchase popular recordings for immediate digital delivery and enjoyment. The recordings available for download at EMusic.com are provided through relationships with a roster of recording artists and independent record labels.

TravelNow.com        TravelNow.com Internet-based travel services
                     company which provides online travel information and reservations to its customers on a worldwide basis. The Company's web site
                     (www.travelnow.com) gives customers real-time access to hotel, car and airline information regarding schedules, availability and rates and enables the booking of reservations on an automated basis.

FogDog Fogdog Sports is a leading online retailer of sporting goods. The Company has designed fogdog.com, its online store, to offer an extensive product selection, detailed product information and other value-added services. The Company believes that it offers the largest selection of sporting goods online, with up to 60,000 distinct stock keeping units representing more than 500 brands in all major sports categories.

Fatbrain.com Inc.    Fatbrain.com's specializes in professional
                     and technical titles for the corporate
                     marketplace. Fatbrain.com's web-based services reach more than 3.5 million employee desktops at almost 350 Fortune 1000 companies worldwide. The company's Information Exchange offering is a comprehensive, web-based method to catalog, present, and distribute corporate materials, ranging from third-party published works such as books and training materials, to a company's own published content.

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE MERGER TRANSACTIONS

                ECOMMERCE COMPARABLE MERGER TRANSACTIONS BUSINESS

                                  DESCRIPTIONS
================================================================================

Target               Business Description
------               --------------------

CDNow CDNow is the leading online music destination offering the ultimate connection to the world of music. Music fans can download free music and listen to free music samples and radio stations.


HomeGrocer.com       HomeGrocer.com is a retailer of grocery and
                     other consumer products on the Internet. We operate our own state-of-the-art distribution system providing next-day home delivery of a wide range of products, including high quality food items, at prices competitive with local supermarket prices.

Vitamins.com         Vitamins.com is a web-based marketer founded in
                     1997, offers vitamins, minerals, supplements and other products. The company operates the Vitamins.com web site, has 10 retail stores and a direct mail retail catalog operation with its own fulfillment center.

Travelscape.com      Travelscape.com is a leading consumer-direct
                     online travel wholesaler serving popular destination markets across the United States, including Las Vegas, Orlando, New York, San
                     Francisco and Hawaii. Through its relationships with selected travel service suppliers, the Company provides low prices on a wide range of accommodation and transportation alternatives to meet a variety of consumer travel preferences and budgets.

                     B2C ECOMMERCE COMPARABLE PUBLIC COMPANY
                                                        DATA
================================================================================












William Blair & Company

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE PUBLIC COMPANY DATA
                    B2C ECOMMERCE COMPARABLE COMPANY ANALYSIS
================================================================================

                                                                  Stock Price
                             Closing Price   52 Week         IPO                         Change Since                    Market
                                             -------         ---     -------------------------------------------------   ------
                               07/11/01     Low  High        Date    IPO Price   1st Day Close   01/01/01   52 Wk High  Cap. (MM)
                               --------     ---  ----        ----    ---------   -------------   --------   ----------  ---------
AMAZON.COM INC                 $15.34     $8.10 $49.63   05/15/97    922.7%         683.3%       -1.4%       -69.1%    $ 5,510
ASHFORD.COM INC                  0.23      0.14   4.44   09/23/99    -98.2%         -98.2%      -26.4%       -94.8%       12.8
BARNESANDNOBLE.COM INC           1.22      0.97   6.88   05/25/99    -93.2%         -94.7%       -7.0%       -82.3%       58.5
BLUEFLY INC                      0.75      0.38   4.75   07/22/97    -62.5%         -73.9%       33.3%       -84.2%        6.9
BUY.COM INC                      0.31      0.21   5.44   02/08/00    -97.6%         -98.8%      -52.8%       -94.3%       42.3
DRUGSTORE.COM INC                0.94      0.72   8.13   07/28/99    -94.8%         -98.1%        3.7%       -88.4%       62.4
1-800-FLOWERS.COM               13.80      2.55  15.50   08/03/99    -34.3%         -24.1%      234.5%       -11.0%      886.3

Minimum                         $0.23     $0.14 $  4.44              -98.2%         -98.8%      -52.8%       -94.8%       $6.9
Mean                             4.66      1.87   13.54               63.1%          27.9%       26.3%       -74.9%      939.9
Median                           0.94      0.72    6.88              -93.2%         -94.7%       -1.4%       -84.2%       58.5
Maximum                         15.34      8.10   49.63              922.7%         683.3%      234.5%       -11.0%    5,510.0

TULIP(2)

Preferred as converted(3)        2.15      0.69    3.50  06/11/97    -86.6%         -86.6%      175.2%       -38.6%       87.6
Preferred as not converted(4)    2.15      0.69    3.50  06/11/97    -86.6%         -86.6%      175.2%       -38.6%      118.6

WEBVAN GROUP INC(6)              0.06      0.06    9.38  11/05/99    -99.6%         -99.8%      -87.2%       -99.4%       28.9


                                                    Cash/
                            Total      Total       Last Qtr           Total Value / Revenue              Market Cap. / Revenue
                                                               ----------------------------------        ----------------------
                         Value(MM)(1) Cash(MM)   Cash Burn(5)  LTM      2000      2001E     2002E   LTM    2000    2001E  2002E
                         ---------------------   ------------  ---      ----      -----     -----   ---    ----    -----  -----
AMAZON.COM INC             $7,005.2    $643.0        1.5       2.4 x     2.5 x     2.1 x     1.8    1.9 x  2.0 x    1.6 x  1.4 x
ASHFORD.COM INC                -1.8      14.7        1.0       NMF       NMF       NMF       NMF    0.2     0.2     0.2    0.1
BARNESANDNOBLE.COM INC        139.7     174.5        4.1       0.4       0.4       0.3        NA    0.2     0.2     0.1     NA
BLUEFLY INC                    -3.6      10.6        2.4       NMF       NMF        NA        NA    0.4     0.4      NA     NA
BUY.COM INC                     9.1      33.7        1.0       0.01      0.01     0.02        NA    0.1     0.1     0.1     NA
DRUGSTORE.COM INC             -47.1     113.8        7.4       NMF       NMF       NMF        NMF   0.5     0.6     0.4    0.3
1-800-FLOWERS.COM             820.7      82.7        6.4       1.9       2.2       1.8       1.6    2.0     2.3     2.0    1.7

Minimum                      ($47.1)    $10.6        1.0       0.01 x    0.01 x    0.02 x    1.6 x  0.1 x   0.1 x   0.1 x  0.1 x
Mean                        1,131.7     153.3        3.4       1.2       1.3       1.1       1.7    0.7     0.8     0.7    0.9
Median                          9.1      82.7        2.4       1.1       1.3       1.1       1.7    0.4     0.4     0.3    0.8
Maximum                     7,005.2     643.0        7.4       2.4       2.5       2.1       1.8    2.0     2.3     2.0    1.7

TULIP(2)

Preferred as converted(3)     110.9       6.5        0.2       1.2 x     1.2 x     1.0 x     0.5 x  0.9 x   0.9 x   0.8 x  0.4 x
Preferred as not converted(4) 141.9       6.5        0.2       1.5       1.5       1.3       0.7    1.3     1.3     1.1    0.5

WEBVAN GROUP INC(6)           -30.8     114.6        1.1       NMF       NMF       NMF        NA   0.12    0.11    0.11     NA

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents

(2) Estimates based on model received from Company on May 8, 2001 - strategic plan requiring $115 million of capital. Net debt and cash balance as of June 30, 2001 per Company estimates, cash burn calculation per TULIP 10-Q dated March 31, 2001

(3) Preferred shares included in share count on as converted basis at $3.75 conversion price. Accumulated but unpaid compounded preferred dividends of $5,985,000 as of June 30, 2001 per the Company's estimates are assumed to be paid out rather that converted to common

(4) Preferred Stock included in equity value at liquidation preference plus accumulated compounded dividends

(5)  Cash divided by prior quarter cash used in operating and investing

(6) Webvan priced as of July 6, 2001, last day prior to announcement of intention to file for Chapter 11 bankruptcy

LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

* Market statistic excluded from Minimum, Mean, Median and Maximum

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE PUBLIC COMPANY DATA
                    B2C ECOMMERCE COMPARABLE COMPANY ANALYSIS
================================================================================


                                            Revenue                        Revenue Growth          Equity Value / Gross Margin
                               -----------------------------------         --------------          ---------------------------
                               LTM       2000     2001E      2002E         2001E    2002E         LTM     2000    2001E   2002E
                               ---       ----     -----      -----         -----    -----         ---     ----    -----   -----

AMAZON.COM INC               $2,888.5  $2,762.1 $ 3,359.3   $3,999.9        21.6%    19.1%        7.8 x    9.0 x    6.7 x  6.0 x
ASHFORD.COM INC                 $67.2      64.7      83.0      104.0        28.3%    25.3%        1.2      1.0      0.6    0.4
BARNESANDNOBLE.COM INC         $350.9     320.1     430.0      NA           34.3%     NA          0.9      1.0      0.6     NA
BLUEFLY INC                     $18.4      17.5      NA        NA           NA        NA          1.7      2.0       NA     NA
BUY.COM INC                    $704.7     787.7     590.0      NA          -25.1%     NA          1.1      1.3      0.6     NA
DRUGSTORE.COM IN               $120.0     110.0     143.8      204.5        30.7%    42.2%        4.3      6.7      2.8    1.6
1-800-FLOWERS.COM              $437.5     379.5     445.8      525.6        17.4%    17.9%        5.1      6.2      5.1    4.3

------------------------------------------------------------------------------------------------------------------------------------

Minimum                         $18.4     $17.5     $83.0     $104.0       -25.1%    17.9%        0.9 x    1.0 x    0.6 x  0.4 x
Mean                            655.3     634.5     842.0    1,208.5        17.9%    26.1%        3.1      3.9      2.7    3.1
Median                          350.9     320.1     437.9      365.0        25.0%    22.2%        1.7      2.0      1.7    2.9
Maximum                       2,888.5   2,762.1   3,359.3    3,999.9        34.3%    42.2%        7.8      9.0      6.7    6.0
------------------------------------------------------------------------------------------------------------------------------------
TULIP(2)

Preferred as converted(3)       $93.0      92.8     112.4      216.1        21.1%    92.3%        3.7 x    4.1 x    2.3 x  1.1 x
Preferred as not converted(4)   $93.0      92.8     112.4      216.1        21.1%    92.3%        5.0 x    5.6 x    3.1 x  1.5 x

WEBVAN GROUP INC(5)            $239.4     259.7     272.3      NA            4.9%     NA          0.4      0.4      0.4     NA



                              Gross Margin as a % of Revenue      EBITDA as a % of Revenue      Long-Term
                              ------------------------------      ------------------------      EPS Growth    LTM
                               LTM     2000   2001E  2002E        2000     2001E      2002E        Rate      Ended
                               ---     ----   -----  -----        ----     -----      -----        ----      -----
AMAZON.COM INC                24.6%    22.1%  24.5%   23.1%        NMF      NMF        NA         32.4%      03/01
ASHFORD.COM INC               16.1%    20.1%  24.2%   28.2%       -66.9%     NA        NA         20.0%      03/01
BARNESANDNOBLE.COM INC        19.4%    18.2%  21.7%     NA        -49.2%   -21.5%      NA         50.0%      03/01
BLUEFLY INC                   22.3%    20.0%    NA      NA       -113.3%     NA        NA        130.6%      03/01
BUY.COM INC                    7.4%     5.9%  12.5%     NA        -12.6%    -3.9%      NA         20.0%      03/01
DRUGSTORE.COM IN              12.0%     8.4%  15.4%   19.0%      -128.0%     NA        NA         38.0%      03/01
1-800-FLOWERS.COM             39.7%    37.4%  39.3%   39.3%       -17.1%    -4.6%     0.1%        20.0%      03/01


----------------------------------------------------------------------------------------------------------------------
Minimum                        7.4%     5.9%  12.5%   19.0%      -128.0%   -21.5%     0.1%        20.0%
Mean                          20.2%    18.9%  22.9%   27.4%       -64.5%   -10.0%     0.1%        44.4%
Median                        19.4%    20.0%  22.9%   25.6%       -58.1%    -4.6%     0.1%        32.4%
Maximum                       39.7%    37.4%  39.3%   39.3%       -12.6%    -3.9%     0.1%       130.6%
----------------------------------------------------------------------------------------------------------------------
TULIP(2)

Preferred as converted(3)     25.4%    22.8%  34.3%   35.6%       -44.7%   -35.5%   -11.6%        50.0%      03/01
Preferred as not converted(4) 25.4%    22.8%  34.3%   35.6%       -44.7%   -35.5%   -11.6%        50.0%      03/01

WEBVAN GROUP INC(5)           27.0%    25.1%  29.0%     NA         NMF       NA        NA         35.0%      03/01



(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents

(2) Estimates based on model received from Company on May 8, 2001 - strategic plan requiring $115 million of capital. Net debt and cash balance as of June 30, 2001 per Company estimates, cash burn calculation per TULIP 10-Q dated March 31, 2001

(3) Preferred shares included in share count on as converted basis at $3.75 conversion price. Accumulated but unpaid compounded preferred dividends of $5,985,000 as of June 30, 2001 per the Company's estimates are assumed to be paid out rather that converted to common

(4) Preferred Stock included in equity value at liquidation preference plus accumulated compounded dividends

(5) Webvan priced as of July 6, 2001, last day prior to announcement of intention to file for Chapter 11 bankruptcy

LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

* Market statistic excluded from Minimum, Mean, Median and Maximum

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE PUBLIC COMPANY DATA
             B2C ECOMMERCE COMPARABLE COMPANY BUSINESS DESCRIPTIONS
================================================================================

   Company                      Business Description
------------------------------  ------------------------------------------------
   Amazon.com                   Amazon.com, Inc. is an online retailer that
                                sells millions of items in categories such as books, music, DVDs, videos,consumer electronics, toys, camera and photo items, software, computer and video games, tools and hardware, lawnand patio items, kitchen products, and wireless products. Through its Amazon Marketplace,
                                Auctions and zShopsservices, any business or individual can sell virtually anything to the Company's approximately 30 million cumulative customers, and with Amazon.com Payments, sellers can accept credit card transactions. In addition to its U.S.-based Website, www.amazon.com, the Company operates four internationally focused
                                Websites: www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp. The Company also operates the Internet Movie Database
                                (www.imdb.com), a comprehensive and
                                authoritative source of information on movies and entertainment titles, and cast and crewmembers.

--------------------------------------------------------------------------------

   Ashford.com                  Ashford.com, Inc. is a Web-based retailer
                                focused on luxury and premium products,
                                including new and vintage watches, clocks, diamonds, jewelry, leather goods, writing instruments, fragrances, sunglasses, ties and scarves, altogether offering more than 14,000 styles of products from over 350 leading luxury brands. During the past year the Company has rapidly expanded its primary product focus from offering only new watches to offering 11 different product categories. The Company's Web site features detailed product information, helpful and useful shopping services and innovative merchandising through easy-to-navigate Web pages.

--------------------------------------------------------------------------------

   Barnesandnoble.com           barnesandnoble.com inc. is focused on the sale
                                of a broad range of knowledge-, information-, education- and entertainment-related products.
                                In addition to books, the B&N.com Website, www.bn.com, offers music, DVD/ video, magazines and related products. B&N.com's online bookstore includes an extensive in-stock selection of in-print book titles, supplemented by more than 20 million listings from its nationwide network of out-of-print, rare and used book dealers. It also offers a comprehensive online selection of college textbooks, in addition to eBooks.

--------------------------------------------------------------------------------

   BlueFly Bluefly, Inc. is an Internet retailer of designer fashion brands at discounted prices. The Company sells over 450 brands of designer apparel, fashion accessories and home products at discounts that typically range between 25% and 75% off comparable retail prices. As of December 2000, the Company offered over 55,000 different types of items for sale in categories such as men's, women's and children's clothing and accessories as well as house and home accessories.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  B2C ECOMMERCE COMPARABLE PUBLIC COMPANY DATA
               ECOMMERCE COMPARABLE COMPANY BUSINESS DESCRIPTIONS
================================================================================

   COMPANY                     Business Description
-------------------------      -------------------------------------------------


   Buy.com Buy.com Inc. is a multi-category Internet superstore that offers a broad selection of brand name computer hardware and peripherals, software, books, videos, DVDs, computer games, music, clearance products, consumer electronics, sporting goods, office products and supplies, and wireless products and services at everyday low prices. The e-commerce portal, www.buy.com, links the Company's 11 specialty stores. Through these online stores, the Company offers products in a convenient, easy-to-use shopping interface that features extensive product information and multi-media presentations 24 hours a day, seven days a week.

   Drugstore.com               Drugstore.com, Inc. is an online drugstore, a
                               retail store and information site for health, beauty, wellness, personal care and pharmacy products. The Company designed its store to provide a convenient, private and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The Company offers a larger selection of products than typical store-based retailers, along with health-related information, buying guides and other tools designed to help consumers make more educated purchasing decisions. The markets the Company addresses can be divided into five primary categories: health, beauty, wellness, personal care and pharmacy.

   1-800-Flowers.com           1-800-FLOWERS.COM, Inc. is a leading
                               multi-channel source of thoughtful gift products, offering an extensive array of fresh-cut flowers, plants, gift baskets, gourmet foods, home decor and garden merchandise and other unique products.
                               With one of the most recognized brands in retailing and a history of successfully integrating technologies and business innovations, 1-800-FLOWERS.COM has evolved into a "next age" retailer providing convenient, multi-channel access for customers via the Internet, telephone, catalogs and retail stores.

   Webvan Group                Webvan Group, Inc. ceased operations on July 9,
                               2001 and announced its intention to file for bankruptcy. Prior to shutting down, Webvan was an Internet retailer offering same-day delivery of consumer products through a proprietary business design that integrated the Company's Webstore, distribution center and delivery system. The
                               Company's product offerings were focused principally on food, non-prescription drug products and general merchandise including housewares, pet supplies and books. The Webstore was a user-friendly, informative and personalized
                               Web site that enables users to quickly and easily navigate and purchase from a wide selection of items.

                          DISCOUNTED CASH FLOW ANALYSIS

================================================================================




[GRAPHIC]



William Blair & Company
---------------------------------

--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW ANALYSIS

                          DISCOUNTED CASH FLOW ANALYSIS
================================================================================

Revenue, Gross Profit & Free Cash Flow Breakdown(1)

                                                                                        Fiscal Year Ending December 31,
                                                                                        -------------------------------
                                                          6 Months
                                                        Ending 12/31/01        2002             2003         2004         2005
                                                        ---------------        ----             ----         ----         ----
   Revenue                                                    $62,416         $216,096        $383,959     $475,035      $540,910
   Gross Profit                                                21,919           76,974         139,315      173,984       197,595
   EBIT                                                       (23,981)         (46,347)        (15,580)      15,188        30,946
   Income Taxes @ 40.0%(2)
                                                                    -                -               -        6,075        12,378
                                                              -------          -------         -------        -----        ------
   EBIAT                                                     ($23,981)        ($46,347)       ($15,580)      $9,113       $18,568

   Plus: Depreciation and Amortization                         $4,448          $11,249         $11,784      $11,880       $11,427
   Less: Increase (Decrease) in Working Capital                (2,379)          (9,555)         (8,753)      (3,106)       (3,050)
   Less: Capital Expenditures(3)                                4,130           23,155           3,000        3,000         3,000
                                                                -----           ------           -----        -----         -----
   Free Cash Flow                                            ($21,284)        ($48,698)         $1,957      $21,099       $30,045
                                                             ========         ========          ======      =======       =======


Discounted Cash Flow(4)

                                    Present Value of
                  Terminal        -------------------                                Less           Plus:     Present    Per Share
  Discount    Trailing Revenue    Cash        Terminal    Aggregate     Less      Liquidation      Excess     Value of    Equity
   Rate           Multiple        Flows       Value         Value       Debt(5)  of Preferred(6)   Cash(5)    Equity     Value(7)
   ----           --------        -----       -----         -----       -------  ---------------   --------    ------     ---------
                    0.4 x         ($32,857)     $66,442     $33,584     $29,831     $78,622        $6,488     ($68,381)   ($3.79)
                    0.6           ($32,857)     $99,662     $66,805     $29,831     $78,622        $6,488     ($35,160)   ($1.95)
   30.0%            0.8           ($32,857)    $132,883    $100,026     $29,831     $78,622        $6,488      ($1,939)   ($0.11)
                    1.0           ($32,857)    $166,104    $133,247     $29,831     $78,622        $6,488      $31,282     $1.73
                    1.2           ($32,857)    $199,325    $166,467     $29,831     $78,622        $6,488      $64,502     $3.57

                    0.4 x         ($32,093)     $79,267    $ 47,174     $29,831     $78,622        $6,488     ($54,791)   ($3.03)
                    0.6           ($32,093)    $118,900    $ 86,807     $29,831     $78,622        $6,488     ($15,158)   ($0.84)
   25.0%            0.8           ($32,093)    $158,533    $126,440     $29,831     $78,622        $6,488      $24,475     $1.36
                    1.0           ($32,093)    $198,166    $166,073     $29,831     $78,622        $6,488      $64,108     $3.55
                    1.2           ($32,093)    $237,800    $205,707     $29,831         $ 0        $6,488     $182,364     $3.89

                    0.4 x         ($30,862)     $95,251    $ 64,389     $29,831     $78,622        $6,488     ($37,576)   ($2.08)
                    0.6           ($30,862)    $142,876    $112,014     $29,831     $78,622        $6,488      $10,049     $0.56
   20.0%            0.8           ($30,862)    $190,502    $159,640     $29,831     $78,622        $6,488      $57,675     $3.19
                    1.0           ($30,862)    $238,127    $207,265     $29,831          $0        $6,488     $183,922     $3.91
                    1.2           ($30,862)    $285,753    $254,891     $29,831          $0        $6,488     $231,548     $4.37

(1) Projections per model received from Company on 5/8/01 - Strategic Plan requiring $115 million of capital

(2)  Does not include NOL tax benefit

(3)  Includes capitalized software development costs

(4)  Valuation as of June 30, 2001

(5) Debt consisting of $5,831,000 capitalized leases plus $24,000,000 GARDEN credit line and cash of $6,488,000 as of 6/30/2001 per Company's estimates

(6) Assumes that Liquidation Preference of Preferred Equity is paid out when Preferred Shares are out-of-the-money based on the $3.75 exercise price; Liquidation Preference includes face value of $72,637,024 and accrued and unpaid compounded preferred dividends of $5,985,000 per Company's estimate

(7) Based on either 18,054,262 common shares outstanding (as of July 13, 2001 per Company) in the event the Liquidation Preference of Preferred Equity is paid out or 39,020,135 common shares outstanding assuming conversion of the preferred equity and accumulated and unpaid compounded preferred dividends at $3.75; plus GARDEN warrants to the extent dilutive based on treasury stock method. Does not consider non-GARDEN warrants or options

--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW ANALYSIS
                        WEIGHTED AVERAGE COST OF CAPITAL
================================================================================
($ in thousands)

                          Unlevered Beta Calculation(a)

                              5-Year
                           Levered Beta                    Market Value       Debt/              Unlevered Beta
                           ------------          Debt       of Equity        Market      ----------------------------------
                         Bloomberg  FactSet     (000s)       (000s)          Equity      Bloomberg     FactSet      Average
                         ---------  -------     ------       ------          ------      ---------     -------      -------
Amazon.com                1.94       3.23     2,144,041     5,484,844        39.1%         1.57         2.62         2.09

Ashford.com               1.36       1.08             0         9,338         0.0%         1.36         1.08         1.22

Barnes and Noble.com      0.75       2.00             0        61,850         0.0%         0.75         2.00         1.38

Bluefly                   1.04       3.18             0         8,469         0.0%         1.04         3.18         2.11

Buy.com                   0.90       3.78           496        40,941         1.2%         0.89         3.76         2.32

Drugstore.com             2.13       3.66         4,267        72,312         5.9%         2.06         3.54         2.80

1-800-Flowers.com         0.77       NMF         17,095       866,998         2.0%         0.76         NMF          0.76



                Median    1.04       3.20    $       496   $   61,850         1.2%         1.04         2.90         2.09

                Mean      1.27       2.82        309,414      934,964         6.9%         1.20         2.70         1.81

                High      2.13       3.78      2,144,041    5,484,844        39.1%         2.06         3.76         2.80

                Low       0.75       1.08             -         8,469         0.0%         0.75         1.08         0.76


TULIP                     0.49       0.71         29,831       53,416        55.8%         0.37         0.53         0.45


          Cost of Equity Capital Calculation(c)

                        Median

 Debt/     Debt/     Unleveraged    Levering  Levered     Cost of
Capital   Equity         Beta        Factor    Beta(b)   Equity(c)
-------   ------         ----        ------    -------   ---------
   0.0%    0.0%          2.09         1.00      2.09       24.5%

  10.0%   11.1%          2.09         1.07      2.23       25.7%

  20.0%   25.0%          2.09         1.15      2.41       27.1%

  30.0%   42.9%          2.09         1.26      2.63       28.9%



          Weighted Average Cost of Capital Calculation(d)

       Pre-tax Cost of Debt     12.00%  12.50%     13.00%     13.50%      14.00%    14.50%

     After-tax Cost of Debt      7.20%   7.50%      7.80%      8.10%       8.40%     8.70%

                       0.0%     24.53%  24.53%     24.53%     24.53%      24.53%    24.53%

                      10.0%     23.82%  23.85%     23.88%     23.91%      23.94%    23.97%
     Debt/Capital
                      20.0%     23.12%  23.18%     23.24%     23.30%      23.36%    23.42%

                      30.0%     22.42%  22.51%     22.60%     22.69%      22.78%    22.87%

-------------------------------------------------------------------------------
(a)  Unlevered Beta = Levered Beta / (1+((Debt/Equity)*(1-tax rate))

(b)  Levered Beta at new capital structure = Unlevered Beta *
     (1+((Debt/Equity)*(1-tax rate))

(c) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Small-cap risk premium adjustment

(d) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)

(e)  Risk-free rate is the 5 year US Treasury yield as of July 11, 2001

(f) As reported by Ibbotson as of June 2001. The Market Risk Premium represents the Intermediate horizon expected equity risk premium

                    Assumptions

Tax Rate                                     40.0%

Risk-free rate(e)                            4.76%

Market Risk Premium(f)                       8.2%

Small-Cap Risk Premium Adjustment(f)         2.6%

                   TAKE PRIVATE COMPARABLE MERGER
                                  TRANSACTIONS
================================================================================




[GRAPHIC]


William Blair & Company
----------------------------------

--------------------------------------------------------------------------------
                   TAKE PRIVATE COMPARABLE MERGER TRANSACTIONS
               TAKE PRIVATE TRANSACTIONS BY MAJORITY SHAREHOLDERS
================================================================================

                                                                                          Stock Price Premiums
                                                                                            at Initial Offer
  Date        Effective                             Transaction   Minority % Initial    --------------------------        Announced
Announced        Date       Target Name                 Value      Acquired   Offer     1 Day    7 Days    30 Days          Price
---------        ----       -----------                 -----      --------   -----     -----    ------    -------          -----
12/19/2000    4/12/2001     Vitaminshoppe.com Inc       $ 7.3        36.0%   $ 1.00     220.0%   113.3%     128.6%         $ 1.00

11/10/2000    12/18/2000    Holt's Cigar
                            Holdings                     11.3        25.9%     5.50      57.1%    44.3%     57.1%            5.50

10/25/2000    12/21/2000    pcOrder.com                  48.3        37.5%     5.00      42.9%    48.1%     -0.3%            6.38

9/1/2000      11/14/2000    Minolta-QMS
                            Inc(Minolta Co)              34.6        42.9%     5.25      75.0%    75.0%     75.0%            5.25

8/28/2000     10/4/2000     800-JR Cigar Inc             33.3        21.6%    12.00      17.1%    22.3%     16.4%           13.00

7/20/2000     11/16/2000    JLK Direct
                            Distribution Inc             36.5        17.0%     6.70      14.0%    48.9%     34.0%            6.70

6/1/2000      12/28/2000    In Home Health Inc           21.0        38.7%     3.38      12.7%    17.6%     13.9%            3.38

5/4/2000      12/31/2000    Petroglyph
                            Energy Inc                    9.6        40.9%     2.20      17.3%    43.7%     13.5%            2.20

1/18/2000     4/19/2000     Conning Corp                 74.3        39.0%    10.50       6.3%    20.0%     24.4%           10.50

12/8/1999     6/19/2000     Robertson-Ceco
                            Corp                         57.0        28.1%    10.00      23.1%    25.0%     31.1%           10.00

9/8/1999      6/28/2000     Sunrise Intl
                            Leasing Inc                  17.0        37.4%     5.00      15.1%    15.9%     23.1%            5.25

4/9/1999      6/18/1999     Meadowcraft Inc              53.2        27.0%     8.00      32.0%    33.3%     34.7%            8.00

3/9/1999      6/30/1999     Sun Energy
                            Partners LP (1)              43.4         1.8%     4.52      64.4%    53.9%     50.7%            4.52

3/9/1999      12/1/1999     ENStar Inc                   13.2        34.5%    10.00      25.0%    28.0%     31.1%           10.00


2/24/1999     5/21/1999     Scientific                   31.1        25.8%    23.50       1.1%     2.2%      3.9%           28.50

1/22/1999     6/11/1999     Treadco Inc(2)               22.7        53.4%       NA         NA       NA        NA            9.00

                                             ------------------------------------------------------------------------------------
                                             Minimum     $7.3         1.8%    $7.50        1.1%     2.2%     -0.3%          $8.07
                                                Mean     32.1        31.7%     5.50       41.5%    39.4%     35.8%           6.54
                                              Median     32.2        35.3%    23.50       23.1%    33.3%     31.1%          28.50
                                             Maximum     74.3        53.4%     1.00      220.0%   113.3%    128.6%           1.00
                                             ------------------------------------------------------------------------------------

                                                                                               Stock Price Premiums of Final
                                                         Stock Price Premiums                   Offer to Price Xdays Prior
                                                            at Announcement                          to Initial Offer
  Date        Effective                                --------------------------       Final  -----------------------------
Announced        Date       Target Name                1 Day    7 Days    30 Days       Price   1 Day    7 Days     30 Days
---------        ----       -----------                -----    ------    -------       -----  ------    ------    ---------
12/19/2000     4/12/2001    Vitaminshoppe.com Inc      220.0%    113.3%    128.6%     $ 1.00    220.0%    113.3%   128.6%

11/10/2000     12/18/2000   Holt's Cigar
                            Holdings                    57.1%     44.3%    57.1%        5.50     57.1%    44.3%     57.1%

10/25/2000     12/21/2000   pcOrder.com                 85.5%    108.2%    59.4%        6.38     82.3%    89.0%     27.2%

9/1/2000       11/14/2000   Minolta-QMS
                            Inc(Minolta Co)             75.0%     75.0%    71.4%        6.00    100.0%    100.0%   100.0%

8/28/2000      10/4/2000    800-JR Cigar Inc            20.9%     18.9%    30.0%       13.00     26.8%    32.5%     26.1%

7/20/2000      11/16/2000   JLK Direct
                            Distribution Inc            14.0%     48.9%    34.0%        8.75     48.9%    94.4%     75.0%

6/1/2000       12/28/2000   In Home Health Inc          71.4%     68.8%    54.3%        3.70     23.3%    28.7%     24.6%

5/4/2000       12/31/2000   Petroglyph
                            Energy Inc                  10.0%     60.0%    23.5%        2.85     52.0%    86.1%     47.1%

1/18/2000      4/19/2000    Conning Corp                 9.8%     12.0%    21.7%       12.50     26.6%    42.9%     48.1%

12/8/1999      6/19/2000    Robertson-Ceco
                            Corp                        27.0%     25.0%    26.0%       11.50     41.5%    43.8%     50.8%

9/8/1999       6/28/2000    Sunrise Intl
                            Leasing Inc                 23.5%     21.7%    22.6%        5.25     20.9%    21.7%     29.2%

4/9/1999       6/18/1999    Meadowcraft Inc             32.0%     33.3%    34.7%       10.00     64.9%    66.7%     68.4%

3/9/1999       6/30/1999    Sun Energy
                            Partners LP (1)             11.3%     13.0%    14.8%        5.75    109.1%    95.7%     91.7%

3/9/1999       12/1/1999    ENStar Inc                  25.0%     27.0%    31.1%       12.50     56.3%    60.0%     63.9%

2/24/1999      5/21/1999    Industrial
                            Scientific                  39.0%     39.9%    39.0%       28.50     22.6%    23.9%     26.0%

1/22/1999      6/11/1999    Treadco Inc(2)              38.5%     46.9%    33.3%        9.00     30.9%    38.5%     53.2%

                                             ----------------------------------------------------------------------------
                                             Minimum     9.8%     12.0%    14.8%       $1.00     20.9%    21.7%     24.6%
                                                Mean    4.75%     47.3%    42.6%        8.89     61.5%    61.3%     57.3%
                                              Median    29.5%     42.1%    33.7%        7.57     50.5%    52.1%     52.0%
                                             Maximum   22.00%    113.3%   128.6%       28.50    220.0%   113.3%    128.6%
                                             ----------------------------------------------------------------------------

                                                      Stock Price Premiums of Final
                                                       Offer to Price Xdays Prior
                                                            to Initial Offer
  Date            Effective                            ----------------------------  %Change Initial
Announced           Date          Target Name           1 Day    7 Days     30 Day   Offer to Final
---------           ----          -----------          ------    ------    --------  ---------------
12/19/2000        4/12/2001       Vitaminshoppe.com
                                  Inc                  220.0%   113.3%     128.6%        0.0%

11/10/2000        12/18/2000      Holt's Cigar
                                  Holdings             57.1%     44.3%      57.1%        0.0%

10/25/2000        12/21/2000      pcOrder.com          85.6%    108.3%      59.5%        27.6%

9/1/2000          11/14/2000      Minolta-QMS
                                  Inc(Minolta Co)      100.0%   100.0%      95.9%        14.3%

8/28/2000         10/4/2000       800-JR Cigar
                                  Inc                  20.9%     18.9%      30.0%        8.3%

7/20/2000         11/16/2000      JLK Direct
                                  Distribution
                                  Inc                  48.9%     94.4%      75.0%        30.6%

6/1/2000          12/28/2000      In Home Health
                                  Inc                  87.9%     85.0%      69.1%        9.5%

5/4/2000          12/31/2000      Petroglyph
                                  Energy Inc           42.5%    107.3%      60.0%        29.5%

1/18/2000         4/19/2000       Conning Corp         30.7%     33.3%      44.9%        19.0%

12/8/1999         6/19/2000       Robertson-Ceco
                                  Corp                 46.0%     43.8%      44.9%        15.0%

9/8/1999          6/28/2000       Sunrise Intl
                                  Leasing Inc          23.5%     21.7%      22.6%        5.0%

4/9/1999          6/18/1999       Meadowcraft Inc      64.9%     66.7%      68.4%        25.0%

3/9/1999          6/30/1999       Sun Energy
                                  Partners LP (1)      41.5%     43.8%      46.0%        27.2%

3/9/1999          12/1/1999       ENStar Inc           56.3%     58.7%      63.9%        25.0%

2/24/1999         5/21/1999       Industrial
                                  Scientific           39.0%     39.9%      39.0%        21.3%

1/22/1999         6/11/1999       Treadco Inc(2)       38.5%     46.9%      33.3%         NMF

                                            --------------------------------------------------
                                            Minimum    20.9%     18.9%      22.6%         0.0%
                                               Mean    62.7%     64.1%      58.7%        17.2%
                                             Median    47.5%     52.8%      58.3%        19.0%
                                            Maximum   220.0%    113.3%     128.6%        30.6%
                                            --------------------------------------------------


(1) Master Limited Partnership controlled by Kerr-McGee Corp., pursuant to the Feb. 26, 1999 merger of Kerr-McGee and Oryx Energy Corp; $4.52 per share due upon closing and $1.23 per share payable upon final, non-appealable court approval of previously announced settlement
(2) Ownership of 47% prior to transaction, but had an additional 21.5% voting power through another shareholder

                                   MERGER TRANSACTION DATA SINCE JANUARY 1, 2001
================================================================================



[GRAPHIC]


William Blair & Company
------------------------------

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================


                                                                                                 Premium Paid Prior to
                                                                                      Equity         Announcement
   Announcement     Completion                     Target Business                    Value     -----------------------
       Date            Date         Target         Description       Acquiror         ($MM)     1 Day  7 Days   30 Days
       ----            ----         ------         -----------       --------         -----     -----  ------   -------
07/09/01                          Argosy           Provides          Education         83.6      30.6%  50.9%     72.7%
                                  Education        for-profit        Management
                                  Group, Inc.      doctoral level    Corporation
                                                   programs

07/03/01                          First Union      Real Estate       Gotham Partners   120.2     17.4   18.9      14.9
                                  Real Estate      Investment Trust  Management, LLC
                                  Equity &                           / Gotham
                                  Mortgage                           Partners III,
                                  Investments                        L.P.
                                  (remaining
                                  91.8% interest)

07/02/01                          Captec Net       Real estate       Commercial Net    124.1     (2.0)  (2.5)     (2.6)
                                  Lease Realty,    investment        Lease Realty,
                                  Inc.             trust.            Inc.

07/02/01                          InSight Health   Provides          J.W. Childs &     172.7     1.7    2.9       7.8
                                  Services Corp.   diagnostic        Associates,
                                                   imaging,          L.P. / Halifax
                                                   information,      Group
                                                   treatment, and
                                                   related
                                                   management
                                                   services

07/02/01                          IKOS Systems,    Manufactures      Synopsys, Inc.    116.8     76.6   80.8      57.6
                                  Inc.             design
                                                   verification
                                                   solutions

06/28/01                          CMI Corp.        Manufactures      Terex Corp.        74.2     31.5   36.2      71.8
                                                   equipment for
                                                   heavy-duty
                                                   construction

06/25/01                          Sunquest         Provides          Misys Plc         376.8     62.8   68.7      71.4
                                  Information      healthcare
                                  Systems, Inc.    information
                                                   systems to
                                                   large and
                                                   mid-sized
                                                   hospitals and
                                                   clinics

06/25/01                          SJNB Financial   Holding           Greater Bay       175.2     6.1    9.8       10.2
                                  Corp.            company;          Bancorp
                                                   provides a
                                                   variety of
                                                   banking services

06/21/01                          Renaissance      Business and      Management        86.7      266.7  230.0     243.8
                                  Worldwide Inc.   technology        Group (Drew
                                                   consulting firm   Conway,
                                                                     Chairman and
                                                                     CEO)

06/19/01                          SunSource, Inc.  Value-added       Allied Capital    71.5      109.3  97.7      164.8
                                                   services retail   Corp. /
                                                   markets           Management Group

06/19/01                          CNB Financial    Holding           NBT Bancorp,      137.2     33.2   35.6      28.9
                                  Corp. / NY       company;          Inc.
                                                   attracts
                                                   deposits and
                                                   originates a
                                                   variety of
                                                   consumer and
                                                   commercial loans

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                              Premium Paid Prior to
                                                                                                    Equity        Announcement
Announcement     Completion                         Target Business                                 Value   ------------------------
Date             Date            Target             Description                  Acquiror           ($MM)   1 Day    7 Days  30 Days
----             ----            ------             -----------                  --------           -----   -----    ------  -------
06/18/01                         Purina/Mills,      Produces, markets animal     Land O'Lakes Inc.   230.0  19.2%    17.9%   37.3%
                                 Inc.               nutrition products

06/18/01                         Avert, Inc.        Verifies background          Automatic Data      78.0   25.7     13.7    37.5
                                                    information for employers    Processing, Inc.

06/14/01                         Century            Holding company; provides    United              62.5   81.2     87.1   114.7
                                 Bancshares, Inc.   a broad line of financial    Bankshares, Inc.
                                                    products and services to
                                                    consumers and small and
                                                    medium-sized businesses

06/14/01                         Promistar          Holding company; provides    FNB Corp / FL       370.4  25.3     23.9    45.2
                                 Financial Corp.    a full range of financial
                                                    services

06/13/01                         Axys               transforms gene              Celera Genomics     174.5  34.8     39.6    43.1
                                 Pharmaceuticals    discoveries into drugs       Group.
                                 Inc.

06/13/01                         Virginia           Bank holding company;        Virginia            88.6   32.6     27.1    33.8
                                 Commonwealth       offers a full range of       Financial Corp.
                                 Financial Corp.    financial services related
                                                    to commercial banking,
                                                    savings and trusts

06/13/01                         Nutek, Inc.        Diversified holding company  Trident Systems     50.0   407.4   460.8   446.5
                                                                                 International,
                                                                                 Inc.

06/11/01                         Andover Bancorp,   Multi-bank holding           Banknorth Group,    331.7  25.9     31.8    33.6
                                 Inc.               company; attracts deposits   Inc.
                                                    and invests in residential
                                                    and commercial real estate
                                                    loans

06/11/01                         MetroWest Bank     Massachusetts-chartered      Banknorth Group,    164.8  17.9     38.1    72.9
                                                    stock savings bank           Inc.
                                                    emphasizing commercial
                                                    lending

06/09/01                         Belco Oil & Gas    Explores for, produces       Westport            367.0  (4.3)     3.4    13.1
                                 Corp.              gas, oil                     Resources Corp.

06/07/01                         Juno Online        Internet service provider    NetZero, Inc.       68.5   5.9      26.3     8.7
                                 Services, Inc.

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                 Premium Paid
                                                                                            Equity           Prior to Announcement
Announcement     Completion                      Target Business                            Value         --------------------------
Date             Date     Target                 Description               Acquiror         ($MM)         1 Day       7 Days 30 Days
----             ----     ------                 -----------               --------         -----         -----       ------ -------
06/04/01                  MyPoints.com, Inc.     Premier provider of       UAL Corp.         106.0        62.5%       87.1%   205.9%
                                                 Internet direct
                                                 marketing and
                                                 online loyalty
                                                 rewards programs

06/04/01                  Sound Advice, Inc.     A specialty               Tweeter Home      117.1        91.7        116.3   161.4
                                                 retailer electronic       Entertainment
                                                 products                  Group, Inc.

06/04/01                  Bank Plus Corp.        Holding company;          FBOP Corp.        143.0        36.8        40.8    43.6
                                                 offers a variety of
                                                 consumer financial
                                                 services including
                                                 investment products

06/04/01                  Cobalt Group Inc.      Provides Internet         Investor          71.2         79.5        84.2    66.7
                                                 marketing and data        Group
                                                 aggregation services      (Warburg
                                                                           Pincus & Co.
                                                                           and senior
                                                                           Cobalt
                                                                           executives)

05/31/01                  United Investors       Real estate               Equity One,       63.2         22.1        27.8    31.5
                          Realty Trust           investment trust          Inc.
                                                 which acquires,
                                                 manages and leases
                                                 neighborhood
                                                 shopping centers

05/31/01                  Minntech Corporation   Manufactures,             Cantel            70.2         22.0        16.8    20.6
                                                 develops, and             Medical Corp.
                                                 markets medical
                                                 devices,
                                                 sterilands,
                                                 supplies,
                                                 and industrial
                                                 filtration and
                                                 separation device.

05/30/01                  Richton                Wholesale                 Deere & Co.       119.8        24.6        58.8    52.8
                          International Corp.    distributor of
                                                 irrigation products

05/25/01     05/25/01     KVH Industries, Inc.   Produces sensor           Massachusetts     66.2         (18.6)      (20.6)  (10.3)
                          (615,384 Common        systems                   Mutual Life
                          Shares)                                          Insurance Co.

05/24/01                  Picturetel Corp.       Develops video and        Polycom, Inc.     363.5        44.3        43.7    97.6
                                                 audio collaboration
                                                 solutions

05/23/01                  C-bridge Internet      Provides eBusiness        eXcelon Corp.     68.8         33.3        47.2    64.2
                          Solutions, Inc.        solutions

05/23/01                  The York Group, Inc.   Manufactures              Matthews          89.5         27.4        26.9    68.4
                                                 caskets, casket           International
                                                 components                Corp.

05/18/01                  MP3.com                Provides online           Vivendi           343.3        66.7        85.2    98.4
                                                 music distribution        Universal SA
                                                 services

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                Premium Paid
                                                                                                 Equity      Prior to Announcement
Announcement Completion                        Target Business                                   Value    --------------------------
Date         Date           Target             Description                Acquiror               ($MM)    1 Day      7 Days  30 Days
----         ----           ------             -----------                --------               -----    -----      ------  -------
05/16/01     05/16/01   Biomarin               Develops, commercializes   Investor Group         351.1    (13.5)%    (7.8)%    6.8%
                        Pharmaceutical, Inc.   therapeutic enzyme
                        (4.764m Common         products
                        Shares)

05/16/01                Integrated             Manufactures engineering   Credence Systems       176.0    58.5       49.6      70.2
                        Measurement Systems,   test software              Corp.
                        Inc.

05/16/01                Amtran, Inc.           Provides airline services  Management Group       261.9    81.8       122.4     130.9
                        (remaining 28%                                    (J. George Mikelsons)
                        interest)

05/14/01                Digital Island, Inc.   Provides Internet          Cable & Wireless Plc   274.4     8.6       65.0      116.6
                                               outsourcing solutions

05/14/01                Agency.com, Inc.       Internet professional      Seneca Investments,    116.5    46.3       29.9      129.0
                        (34.3% remaining       services firm              LLC
                        interest)

05/14/01                Agency.com, Inc.       Internet professional      Seneca Investments,     54.8    (31.2)     (39.0)    7.6
                        (20.4% interest)       services firm              LLC

05/14/01                Healthcare.com         Offers web-based           XCare.net, Inc.         82.8    104.2      117.8     160.2
                        Corporation            services to hospitals,
                                               health networks

05/10/01                U.S. Timberlands Co.   Grows trees on its         Management Group        99.7    10.7       6.2       (2.9)
                        L.P.                   timberland located in
                                               Oregon

05/07/01                ICO, Inc.              Provides processing and    Management Group        68.1    44.9       50.0      54.8
                                               oilfield services

05/04/01                CENIT Bancorp, Inc.    Multi-bank holding         SouthTrust Corp.       235.8    230.3      244.3     222.8
                                               company; attracts
                                               deposits to originate
                                               loans

05/01/01                Mortons Restaurant     Owns and operates 74       BFMA Holding Corp.     134.4    18.2       32.9      43.4
                        Group, Inc.            restaurants which
                                               include 34 "Mortons" of
                                               Chicago Steakhouses and
                                               Bertolinis Authentic
                                               Trattorias

05/01/01                Southside Bancshares   Multi-bank holding         Allegiant Bancorp,     118.1    16.7       21.7      25.8
                        Corp.                  company; provides          Inc.
                                               commercial banking and
                                               trust services

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                 Premium Paid
                                                                                                    Equity   Prior to Announcement
Announcement    Completion                       Target Business                                    Value    -----------------------
Date            Date           Target            Description                 Acquiror               ($MM)    1 Day   7 Days 30 Days
----            ----           ------            -----------                 --------               -----    -----   ------ -------
04/30/01                   National City         Bank holding company;       Marshall & Ilsley      251.7    59.5%   61.0%   54.8%
                           Bancorporation        attracts deposits to        Corp.
                                                 originate consumer and
                                                 commercial loans

04/27/01        06/29/01   WorldPages.com        Publishes yellow page       TransWestern           141.1    36.4    27.7    19.5
                                                 directories                 Publishing Co, LLC.

04/26/01        06/21/01   Southwestern Life     Insurance holding           Swiss Re Group /       167.6    54.2    54.2    39.6
                           Holdings, Inc.        company; offers a range     Swiss Re Life &
                                                 of accident and             Health of America
                                                 sickness, life, and         Holding Co.
                                                 accumulation products
                                                 to individuals

04/25/01        06/21/01   OroAmerica, Inc.      Designs, manufactures       Aurafin LLC            74.1     45.8    49.4    49.3
                                                 and distributes gold
                                                 jewelry

04/19/01        06/08/01   Mainspring, Inc.      Provides Internet           International          78.2     32.89   116.22  48.84
                                                 consulting services         Business Machines
                                                                             Corp. (IBM)

04/19/01                   Uno Restaurant Corp.  Operates,franchises         Management Group       107.2    3.50    2.63    4.28
                                                 casual dining               (Led by chairman
                                                 restaurants                 Aaron Spencer)

04/16/01        06/19/01   McNaughton Apparel    Designs, markets            Jones Apparel          216.7    26.26   34.87   40.61
                           Group, Inc.           women's clothing            Group Inc.

04/16/01                   Ugly Duckling Corp.   Used car sales and          Investors (Mr.         86.7     70.73   108.96  62.32
                           (44 % remaining       finance company             Ernest C. Garcia
                           interest)                                         II)

04/16/01        04/20/01   Allergan Specialty    Researches, develops        Allergan, Inc.         71.0     -1.36   1.97    5.85
                           Therapeutics, Inc.    human pharmaceuticals
                                                 products

04/15/01        05/31/01   E.W. Blanch           Provides integrated         Benfield Greig         176.1    74.19   85.95   43.62
                           Holdings, Inc.        risk management and         Group Plc
                                                 distribution services

04/11/01                   Foilmark, Inc.        Develops, manufactures,     Illinois Tool          53.5     81.71   109.81  27.20
                                                 distributes value-added     Works, Inc.
                                                 hot stamping foils,
                                                 holographic films;
                                                 produces image transfer
                                                 equipment, printing
                                                 supplies

04/10/01        07/03/01   Ravenswood Winery,    Produces wine               Constellation          150.3    72.51   76.12   93.44
                           Inc.                                              Brands, Inc.

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                               Premium Paid
                                                                                              Equity        Prior to Announcement
Announcement    Completion                    Target Business                                 Value     ----------------------------
Date            Date            Target        Description           Acquiror                  ($MM)     1 Day      7 Days    30 Days
----            ----            ------        -----------           --------                  -----     -----      ------    -------
04/09/01        06/29/01   Broadbase Software Provides              Kana Communications,      175.0     197.72%    22.29%    -9.89%
                           Inc.               customer-centric      Inc.
                                              analytic solutions.

04/09/01                   NBC Internet, Inc. Global media          General Electric Co./     133.1      46.00     62.97      1.57
                           (Remaining 61.4%   company that          NBC, Inc.
                           stake)             integrates media
                                              platforms

04/09/01                   Americorp          Holding company for   Mid-State Bancshares       60.4      65.47     65.47     61.97
                                              American Commercial
                                              Bank

04/02/01        05/21/01   USA Detergents,    Manufactures          Church & Dwight Co.,       99.4      20.43     45.45     56.64
                           Inc. (Remaining    laundry and           Inc.
                           85% stake)         household cleaning
                                              products

03/30/01        05/31/01   Hallwood Energy    Explores, acquires    Pure Resources, Inc       122.2      38.41     31.58     33.78
                           Corp.              and develops oil
                                              and gas properties

03/28/01        05/04/01   Interact Commerce  Provides ACT!,        Sage Group Plc            244.4      51.18     77.78     52.38
                           Corp.              SalesLogix2000,
                                              Interact.com
                                              interactive selling
                                              products

03/26/01                   VSI Holdings, Inc. Develops tactical     SPX Corp.                 189.6      67.21     77.67     62.44
                                              marketing
                                              solutions;
                                              organizational
                                              interactive
                                              education

03/23/01        07/02/01   H.D. Vest, Inc.    Provides investment   Wells Fargo & Co.         114.1     200.43    217.43    211.56
                                              planning, mutual
                                              funds

03/22/01                   Price Enterprises, REIT                  Excel Legacy Corp.         93.2      21.74     36.59     40.00
                           Inc. (Remaining
                           8.7 % interest)

03/21/01        05/01/01   Sequoia Software   XML-based Internet    Citrix Systems, Inc.      173.6      12.80     62.59     82.30
                           Corp.              infrastructure
                                              software for
                                              creating
                                              interactive
                                              e-business portals

03/20/01        06/01/01   Huntway Refining,  Produces liquid       Valero Energy Corp.        58.5      12.43     11.76     32.87
                           L.P.               asphalt products

03/19/01                   York Group, Inc.   Manufactures          Wilbert Inc.               58.1      38.67     42.47     62.50
                           (Remaining 85.9%   caskets, casket
                           stake)             components

03/16/01                   Midcoast Energy    Processes natural     Enbridge Inc. (Canada)    343.6       7.14      2.86     19.47
                           Resources, Inc.    gas, petroleum
                                              products

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                  Premium Paid
                                                                                                  Equity     Prior to Announcement
Announcement  Completion                     Target Business                                      Value     -----------------------
Date            Date     Target              Description                Acquiror                  ($MM)     1 Day    7 Days  30 Days
----            ----     ------              -----------                --------                  -----     -----    ------  -------
03/12/01      06/04/01   Roy F. Weston,      Environmental              American Capital          50.8      13.93%   14.74%  13.13%
                         Inc.                specialist                 Strategies, Ltd.
                                             professional services
                                             organization

03/12/01                 Cambridge           Management consulting,     Novell, Inc.             254.0      22.26    36.42    24.62
                         Technology          systems integrated firm
                         Partners Inc.

03/09/01      05/11/01   Barringer           Develops analytical        Smiths Group Plc          87.0      10.50    16.70    11.19
                         Technologies Inc.   instruments


03/05/01      07/02/01   James River         Holding company for 4      First Virginia           110.4      61.16    62.53    70.47
                         Bankshares, Inc.    bank subsidiaries          Banks Inc.
                                             throughout VA

03/02/01                 First National      Bank holding company       Bank of Montreal         219.8       9.02     9.02     9.02
                         Bancorp, Inc.

03/01/01                 Pacific Gulf        Self-administered          FountainGlen              64.0     -54.20   -54.89   -54.27
                         Properties, Inc.    equity REIT                Properties LLC

02/23/01      05/10/01   ASI Solutions Inc.  Provides human             Aon Corp.                109.8      25.39    25.39   -19.89
                                             resources outsourcing

02/22/01      04/06/01   ClinTrials          Global contract            Inveresk Plc /           110.4       4.35    -2.04     0.00
                         Research, Inc.      medical research           Indigo Acquisition
                                             organization               Corp.

02/22/01                 American            Commercial and             WesBanco, Inc.            74.0      58.99    56.36    81.92
                         Bancorporation      mortgage banking
                                             services

02/22/01      06/07/01   Oshman's Sporting   Operates sporting          Gart Sports Company      102.7      79.27    78.31    88.86
                         Goods Inc.          goods specialty stores

02/21/01      07/02/01   Blue Wave           Provides digital           Motorola, Inc.           116.7      -0.93    -2.96     6.14
                         Systems, Inc.       signal processing
                                             boards

02/21/01                 IMRglobal Corp.     Provides e-business,       CGI Group Inc.           385.8      39.07    30.93    81.66
                                             IT solutions

02/20/01      06/19/01   New Era of          Develops application       Sybase Inc.              224.1       7.17    31.46    23.24
                         Networks, Inc.      integration software

02/15/01      05/15/01   VICORP              Operates, franchises       Investor Group           174.8      35.89    34.55    52.00
                         Restaurants, Inc.   family-type
                                             restaurants.

02/14/01      03/30/01   SierraCities.com,   Provides comprehensive     American Express         108.2      39.82    51.47   224.57
                         Inc.                online financing           Co. / American
                                                                        Express Travel
                                                                        Related Services
                                                                        Co. Inc.

02/13/01                 Commercial Bank     Provides private,          North Fork               169.5      50.59   115.13   135.94
                         of New York         commercial banking         Bancorporation,
                                             services                   Inc.

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                Premium Paid
                                                                                                   Equity     Prior to Announcement
Announcement Completion                  Target Business                                           Value     -----------------------
Date         Date     Target             Description                 Acquiror                      ($MM)    1 Day   7 Days   30 Days
----         ----     ------             -----------                 --------                      -----    -----   ------   -------
02/11/01              Coherent, Inc.     Laser division              ESC Medical Systems Ltd.      120.0    -91.51% -91.49%  -88.48%
                      (Laser division)

02/08/01              First Federal      Stock-chartered federal     Connecticut Bancshares, Inc   105.9      8.30    8.30    13.51
                      Savings & Loan     savings loan institution
                      of East Hartford

02/07/01   04/05/01   Labtec, Inc.       Develops high-technology    Logitech International S.A.    68.2     42.75   71.67   172.59
                      (NEW)              peripherals and
                                         accessories

02/06/01   03/29/01   Uproar, Inc.       Provides Internet gaming    Vivendi Universal SA /        127.5     50.00   77.78   182.35
                                         services                    Flipside Inc.

02/05/01   05/03/01   Scott              Manufactures life saving    Tyco International Ltd.       392.8      4.92    2.35     1.70
                      Technologies Inc.  products

01/31/01              InterTrust         Provides software for       Nokia OYJ                     400.0    -13.13  -14.64    36.74
                      Technologies       digital commerce
                      Corp. (5% Stake)

01/26/01   04/18/01   Heartport, Inc.    Manufactures                Johnson & Johnson              76.1     40.12   54.13    71.26
                                         cardiovascular devices

01/26/01   04/30/01   Kenan Transport    Provides transportation     Advantage Management           84.8     32.08   45.08    40.00
                      Co.                services                    Group, Inc.

01/25/01   05/16/01   Bargo Energy Co.   Develops oil, natural gas   Bellwether Exploration Co.    130.1    -26.69   22.18    44.00
                                         properties

01/24/01   06/28/01   Virginia Capital   Fredericksburg Savings      BB&T Corp.                    173.7     -8.76    8.04    15.10
                      Bancshares, Inc.   Bank's holding company

01/23/01   05/01/01   Centennial         Manufactures PC             Solectron Corp.                64.5    -23.48   -5.48    27.82
                      Technologies,      card-based solutions
                      Inc.

01/23/01   07/02/01   Alliance Bancorp   Bank holding company for    Charter One Financial, Inc.   270.8     24.90   29.21    27.74
                                         Liberty Federal Bank

01/22/01   03/12/01   Tuscarora          Produces interior           Svenska Cellulosa AB (SCA)    202.8     53.57   56.36    72.00
                      Incorporated       packaging and material
                                         products

01/22/01              Pontotoc           Explores, produces, and     Ascent Energy Inc              60.1     26.03   24.32    24.32
                      Production Inc.    sells crude oil and
                                         natural gas

01/22/01   03/07/01   Guest Supply,      Supplies personal care      SYSCO Corporation             182.7     32.55   42.56    51.27
                      Inc.               amenities

01/21/01   06/28/01   Kaye Group, Inc.   Underwrites property and    Hub International Ltd.        120.5     77.78   86.67    93.73
                                         casualty risks

--------------------------------------------------------------------------------
                    MERGER TRANSACTIONS SINCE JANUARY 1, 2001
            PREMIUMS PAID ANALYSIS: EQUITY VALUES OF $50-400 MILLION
================================================================================

                                                                                                                 Premium Paid
                                                                                                 Equity      Prior to Announcement
Announcement Completion                      Target Business                                     Value    --------------------------
Date         Date      Target                Description               Acquiror                  ($MM)    1 Day     7 Days   30 Days
----         ----      ------                -----------               --------                  -----    -----     ------   -------
01/18/01   05/18/01    InterContinental      Administers existing      Financial Industries      151.0    72.93%    88.25%   100.97%
                       Life Corp.            portfolios of             Corp.
                       (Remaining 52%        individual and group
                       stake)                life and health
                                             insurance, credit life,
                                             and disability and
                                             annuity products

01/18/01   03/22/01    Texoil, Inc.          Acquires, develops oil,   Ocean Energy, Inc.(NEW)   109.9      9.09     8.20    21.10
                                             gas reserves

01/17/01   03/30/01    WebTrends             Web analytics and         NetIQ Corp                256.7    -72.44   -67.42   -66.52
                       Corporation           eBusiness intelligence

01/17/01   07/02/01    Casino Data Systems   Manufactures              Aristocrat Leisure        174.8     13.85    40.28    51.02
                                             technological products    Limited.
                                             for gaming

01/16/01   03/20/01    Allaire Corporation   Provides software         Macromedia, Inc.          186.9     -9.07    37.26    22.61
                                             solutions

01/16/01               First International   Bank holding company      United Parcel Service,     78.0     28.28    32.29    32.29
                       Bancorp, Inc.                                   Inc.

01/16/01   01/16/01    Rainmaker Systems     Provides customer         ABS Capital Partners       73.3      0.00    -9.09    57.89
                       Inc. (3.2 mln         relationship management
                       shares)               services to technology
                                             companies

01/16/01               Greenleaf             Develops computer data    J-Tex Corp.                66.9     61.11    61.11    52.63
                       Technologies Corp.    security solutions
                       (51% Stake)

01/12/01   02/26/01    Collins & Aikman      Automotive interior       Heartland Industrial      312.3      0.00    19.40     2.56
                       Corp. (28.85% stake)  systems supplier          Partners, LP

01/12/01   02/26/01    Collins & Aikman      Automotive interior       Heartland Industrial      312.3      0.00    19.40     2.56
                       Corp. (31.15% stake)  systems supplier          Partners, LP

01/10/01   01/10/01    Primus                Diversified global        Inktomi Corp.             140.7    -14.34    16.00     5.06
                       Telecommunications    telecommunications
                       Group, Inc. (7.1%     company
                       Interest)

                                                                     --------------------------------------------------------------

                                                                       Minimum                    50.0     -91.5%   -91.5%   -88.5%
                                                                       Mean                      152.3      38.9     47.0     57.1
                                                                       Median                    119.9      29.4     36.3     43.5
                                                                       Maximum                   400.0     407.4    460.8    446.5
                                                                     --------------------------------------------------------------

                                                         TRADITIONAL GROCER DATA
================================================================================





[William Blair & Company LOGO]
------------------------------

--------------------------------------------------------------------------------
                             TRADITIONAL GROCER DATA
                        SELECTED GROCERY TRANSACTIONS(1)
================================================================================


                                                                                                                            Equity
                                                                     Total       Equity              Total Value/           Value/
   Date      Date                                                    Value       Value       ---------------------------   LTM Net
 Announced   Effective      Target Name        Acquiror Name        ($mil)      ($mil)      Sales        EBITDA    EBIT     Income
 ---------   ---------      -----------        -------------        ------      ------      -----        ------    ----     ------
04/07/00     08/01/00   Seaway Food Town     Spartan Stores         $140.0      $108.7       0.21x        4.4x      8.7x     12.4x
                        Inc
08/18/99     07/31/00   Hannaford Brothers   Delhaize America      3,560.7     3,331.5       1.05        12.4      19.2      33.6
                        Co.                  Inc.
10/19/98     05/27/99   Fred Meyer Inc       Kroger Co.           13,413.3     8,106.4       0.92        12.4      18.5       NMF
10/13/98     11/20/98   Dominick's           Safeway Inc.          1,846.2     1,200.0       0.76        10.9      17.8      43.2
                        Supermarkets Inc.
08/06/98     04/16/99   Carr-Gottstein       Safeway Inc.            322.6       112.5       0.56         6.8      10.9     209.5
                        Foods
08/03/98     06/24/99   American Stores      Albertson's Inc.     11,743.3     8,476.4       0.60         9.3      15.1      27.3
05/19/98     10/28/98   Giant Food Inc       Koninklijke           2,670.7     2,723.5       0.62        11.7      20.8      31.2
                                             Ahold NV
01/20/98     10/05/98   Buttrey Food and     Albertson's Inc.        177.6       138.3       0.46         9.5      25.2       NMF
                        Drug Stores

---------------------------------------------------------------------------------------------------------------------------------
                                           Minimum:               $140.0     $ 108.7       0.21x        4.4x      8.7x     12.4x
                                           Median:               2,258.5     1,961.8       0.61        10.2      18.2      32.4
                                           Mean:                 4,234.3     3,024.7       0.65         9.7      17.0      59.5
                                           Maximum:             13,413.3     8,476.4       1.05        12.4      25.2     209.5
---------------------------------------------------------------------------------------------------------------------------------

                                                                           Stock Price Premiums
                                                                 ---------------------------------------
                                                                     1 Day      7 Days Prior    30 Days
   Date      Date                                                   Prior to          to        Prior to
 Announced   Effective      Target Name        Acquiror Name       Announcement Announcement Announcement
 ---------   ---------      -----------        -------------       ------------ ------------ ------------
04/07/00     08/01/00   Seaway Food Town     Spartan Stores            1.2%        -4.8%      -22.9%
                        Inc
08/18/99     07/31/00   Hannaford Brothers   Delhaize America         24.0%        39.7%       37.1%
                        Co.                  Inc.
10/19/98     05/27/99   Fred Meyer Inc       Kroger Co.               -0.5%        24.2%       18.7%
10/13/98     11/20/98   Dominick's           Safeway Inc.             18.4%        16.0%        6.2%
                        Supermarkets Inc.
08/06/98     04/16/99   Carr-Gottstein       Safeway Inc.             26.6%        24.2%       23.5%
                        Foods
08/03/98     06/24/99   American Stores      Albertson's Inc.         30.4%        27.3%       26.0%
05/19/98     10/28/98   Giant Food Inc       Koninklijke              15.4%        14.7%       10.7%
                                             Ahold NV
01/20/98     10/05/98   Buttrey Food and     Albertson's Inc.         44.2%        59.0%       55.0%
                        Drug Stores

---------------------------------------------------------------------------------------------------
                                           Minimum:                 -0.5%        -4.8%      -22.9%
                                           Median:                  21.2%        24.2%       21.1%
                                           Mean:                    20.0%        25.0%       19.3%
                                           Maximum:                 44.2%        59.0%       55.0%
---------------------------------------------------------------------------------------------------

(1) Deals closed since 1/1/1998 with publicly available information excluding foreign targets

--------------------------------------------------------------------------------
                             TRADITIONAL GROCER DATA
                          GROCER COMPARABLE COMPANIES
================================================================================


                                                   Stock Price
                             --------------------------------------------------------
                                                 52 Week            Change Since
                              Closing Price  ---------------    ---------------------   Market        Net Debt     Total
                               07/11/01      Low       High    52 Wk High    01/01/01  Value(MM)      Cash(MM)   Value(MM)(1)
                               --------      ---       ----    ----------    --------  ---------      --------   ------------
SAFEWAY INC                      41.98      41.50      62.69     -33.0%      -32.8%    21,216.7       6,953.7      28,170.4
KROGER CO                        24.96      19.88      27.94     -10.7%       -7.8%    20,235.8       8,385.0      28,620.8
ALBERTSONS INC                   27.90      20.06      35.13     -20.6%        5.3%    11,309.1       5,801.0      17,110.1
WINN-DIXIE STORES INC            22.86      13.44      33.12     -31.0%       18.0%     3,211.2         716.9       3,928.1
SUPERVALU INC                    18.84      11.75      19.44      -3.1%       35.8%     2,494.5       2,631.8       5,126.3
FLEMING COMPANIES INC            36.15      10.31      36.75      -1.6%      206.0%     1,584.0       1,608.6       3,192.6
WEIS MARKETS INC                 33.10      31.45      42.75     -22.6%      -13.6%     1,379.9        (443.9)        936.0
PATHMARK STORES INC              24.34      11.63      25.02      -2.7%       47.5%       732.6         584.2       1,316.8
RUDDICK CORP                     15.60       9.81      17.20      -9.3%       36.4%       722.0         193.6         924.5
GREAT ATLANTIC & PAC
TEA CO                           12.70       6.00      16.50     -23.0%       81.4%       487.0         908.4       1,395.4
SPARTAN STORES INC               16.78       5.00      16.95      -1.0%      179.7%       324.1         295.6         619.7
SMART & FINAL INC                10.97       6.19      11.75      -6.6%       29.1%       321.3         116.9         438.1
INGLES MARKETS INC -CL A         12.45       8.81      12.85      -3.1%       23.7%       281.1         533.6         814.7
NASH FINCH CO                    24.05       8.13      24.18      -0.5%      105.8%       279.2         364.1         643.2
MARSH SUPERMARKETS INC           15.30      13.50      16.75      -8.7%       -2.1%       122.7         233.6         356.3

----------------------------------------------------------------------------------------------------------------------------
Minimum                         $10.97      $5.00     $11.75     -33.0%      -32.8%      $122.7       ($443.9)       $356.3
Mean                             22.53      14.50      26.60     -11.8%        47.5%    4,313.4       1,925.5       6,239.5
Median                           22.86      11.63      24.18      -8.7%        29.1%      732.6         584.2       1,316.8
Maximum                          41.98      41.50      62.69      -0.5%       206.0%   21,216.7       8,385.0      28,620.8
----------------------------------------------------------------------------------------------------------------------------

                                      LTM                      Total Value(1)/
                            ------------------------       ------------------------        Price / Earnings Ratio
                             Revenues        EBITDA          LTM     LTM       LTM       ---------------------------
                               (MM)           (MM)         Revenue  EBITDA     EBIT      LTM      Cal. 01E  Cal. 02E
                               ----           ----         -------  ------     ----      ---      --------  --------
SAFEWAY INC                  32,556.6       3,197.6          0.9      8.8      12.0      18.7       16.1      14.0
KROGER CO                    49,000.0       3,397.0          0.6      8.4      12.0      20.2       16.4      14.2
ALBERTSONS INC               37,080.0       2,766.0          0.5      6.2       9.8      14.4       14.9      13.4
WINN-DIXIE STORES INC        12,973.5         301.1          0.3     13.0      39.2      39.2       18.2      13.8
SUPERVALU INC                23,194.3         860.2          0.2      6.0       9.9      13.5       10.8      10.1
FLEMING COMPANIES INC        14,273.5         337.5          0.2      9.5      19.2     165.7       18.4      14.1
WEIS MARKETS INC              2,030.3         128.2          0.5      7.3      12.1      18.9         NA        NA
PATHMARK STORES INC           3,899.9         201.2          0.3      6.5      10.6       NMF       23.4        NA
RUDDICK CORP                  2,762.0         183.6          0.3      5.0       9.0      25.6       14.7      12.8
GREAT ATLANTIC & PAC
TEA CO                       10,622.9         306.0          0.1      4.6      27.8       NMF        NMF      15.2
SPARTAN STORES INC            3,505.9         101.9          0.2      6.1       9.9      13.7       11.5      10.4
SMART & FINAL INC             1,888.7          64.7          0.2      6.8      14.6      28.5       19.9      16.1
INGLES MARKETS INC -CL A      1,962.5         113.7          0.4      7.2      11.7      16.2         NA        NA
NASH FINCH CO                 4,046.2         111.0          0.2      5.8      10.1      16.6       14.8      13.0
MARSH SUPERMARKETS INC        1,877.4          73.1          0.2      4.9       8.3      10.3       11.0      10.3

---------------------------------------------------------------------------------------------------------------------
Minimum                      $1,877.4         $64.7          0.1 x    4.6x      8.3x     10.3x      10.8x     10.1x
Mean                         13,444.9         809.5          0.3      7.1      14.4      30.9       15.9      13.1
Median                        4,046.2         201.2          0.3      6.5      11.7      18.7       15.5      13.6
Maximum                      49,000.0       3,397.0          0.9     13.0      39.2     165.7       23.4      16.1
---------------------------------------------------------------------------------------------------------------------



                                            Cal. 02E P/E/

                                Long Term      Long Term    Mkt Prc/
                                EPS Growth     EPS Growth  Book Value
                                   Rate          Rate       Per Share
                                   ----          ----       ---------
SAFEWAY INC                        17.4%          80.4%        3.7
KROGER CO                          15.8%          89.8%        6.6
ALBERTSONS INC                     10.9%         122.6%        1.9
WINN-DIXIE STORES INC               4.5%         306.7%        4.0
SUPERVALU INC                      12.0%          83.8%        1.4
FLEMING COMPANIES INC              27.0%          52.3%        3.2
WEIS MARKETS INC                     NA             NA         1.4
PATHMARK STORES INC                  NA             NA         1.4
RUDDICK CORP                       12.0%         107.0%        1.5
GREAT ATLANTIC & PAC
TEA CO                              9.6%         158.4%        0.6
SPARTAN STORES INC                 20.0%          52.1%        1.5
SMART & FINAL INC                  10.0%         161.3%        1.2
INGLES MARKETS INC -CL A             NA             NA         1.2
NASH FINCH CO                      12.0%         108.3%        1.5
MARSH SUPERMARKETS INC              8.0%         128.1%        0.9


------------------------------------------------------------------------
Minimum                             4.5%          52.1%        0.6x
Mean                               13.3%         120.9%        2.1
Median                             12.0%         107.6%        1.5
Maximum                            27.0%         306.7%        6.6
------------------------------------------------------------------------


(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

*    Market statistic excluded from Minimum, Mean, Median and Maximum

                                                        ESTIMATED VALUE OF NOL'S
================================================================================


[GRAPHIC]




William Blair & Company
-----------------------------

--------------------------------------------------------------------------------
                            ESTIMATED VALUE OF NOL'S
                       POTENTIAL VALUE OF NOL'S TO GARDEN
================================================================================



Assumed U.S. Tax Rate of  40.0%

                    6 Months
                     Ending
                   December 31,        Fiscal Years Ending December 31,
Years                 2001            2002       2003       2004 - 2020
-----                 ----            ----       ----       -----------
Periods                0.5             1.5        2.5


NOL's:
------
Pre-50% Change in Ownership NOL's (pre 6/30/00)               $82,146
   Limitation                                                     5.0%
   Number of years to use in full                                 20
   Expire between 2012 and 2020
   Best case utilize through 2020
   Annual Usable Pre-Change NOL's                              $4,107       $ 2,054       $4,107       $4,107    $4,107 (2004 - 2020
     Pre-50% Change Tax Savings                                                 821        1,643        1,643     1,643    annually)

Post-50% Change in Ownership NOL's (post 6/30/00)              51,554        51,554


     Post-50% Change Tax Savings                                             20,622
                                                                             ------       ------        -----
        Total NOL Tax Savings                                                21,443        1,643        1,643


Current/Future Tax Losses:
--------------------------
Pre-Tax Loss(1)                                                             (25,452)     (48,178)     (16,045)
     Tax Savings from Current/Future Tax Losses                              10,181       19,271        6,418
                                                                             ------       ------        -----
Total Annual Tax Savings to Garden                                           31,624       20,914        8,061



                   Post-50% Change in       Post-50% Change in
                     Ownership NOL's          Ownership NOL's     Current/Future Tax Losses  Total of all Tax Attributes
                     ---------------          ---------------     -------------------------  ---------------------------
 Discount               Present                 Present                  Present                  Present
   Rate                Value (2)                Value (2)               Value (2)                Value (2)
   ----                ---------                ---------               ---------                ---------
   8.0%                $15,973                  $19,843                  $32,261                  $68,077
   8.5%                $15,406                  $19,797                  $32,059                  $67,263
   9.0%                $14,871                  $19,752                  $31,860                  $66,483
   9.5%                $14,365                  $19,707                  $31,663                  $65,735
  10.0%                $13,887                  $19,662                  $31,468                  $65,017


(1) Per model received from Company on May 8, 2001 - Strategic Plan requiring $115 million of capital
(2)  Represents present value as of 6/30/01